EXHIBIT 10.29

OFFICE LEASE

SIGNATURE CENTRE AT DENVER WEST

14143 DENVER WEST PARKWAY

DENVER, CO 80401

By and Between

SIGNATURE CENTRE AT DENVER WEST LLC

A DELAWARE LIMITED LIABILITY COMPANY

(“LANDLORD”)

And

SUN FUELS INC.

A COLORADO CORPORATION

(“TENANT”)

Dated As Of

MAY 25 2007

OFFICE BUILDING LEASE

OFFICE LEASE FACING PAGE

Lease Date:	May 25, 2007

Landlord:
Name:	SIGNATURE CENTRE AT DENVER WEST LLC
Address:	143 Union Boulevard, Suite 300
Lakewood, Colorado 80228-1824

Tenant:
Name:	SUN FUELS INC.
Address:	1400 West 122nd Ave. Suite 110
Westminster, CO 80234

Leased Premises:	Signature Centre at Denver West
Suite Number:	100 & 170
Floor:	First
Rentable Square Footage:	Approximately 7,602 rentable square feet

Building Address:	14143 Denver West Parkway
Lakewood, Colorado 80401
Rentable Square Footage:	Approximately 185,920 rentable square feet

Lease Term:
Commencement Date:	The later of (i) August 1, 2007 and (ii) Substantial Completion of the Leased Premises.
Initial Term:	5 years plus 3 months

Base Rent:	$18.00 NNN per rentable square foot

$136,836.00 per annum payable in installments of

$11,403.00 per month.*

* subject to adjustment, as provided in the Lease.

Lease Deposit:	$18,000.00

THIS OFFICE LEASE FACING PAGE, together with the General Lease Provisions and any Riders, Exhibits, Schedules and Lease Guaranties attached hereto and initialed by the parties, will constitute the Lease between Tenant described above, as Tenant, and SIGNATURE CENTRE AT DENVER WEST LLC, as Landlord, for the Premises described above, made and entered into as of the Lease Date specified above.

44.	Governing Law	22
45.	Payment in United States Currency	22
46.	Lease Entire Agreement	22
47.	Binding Effect	22
48.	Security Deposit	22
49.	Interpretation	22
50.	Severability	23
51.	Captions	23
52.	Recording—Short Form Memo	23
1.	Option To Renew	25
2.	TENANT IMPROVEMENTS	25
3.	parking	25
4.	Signage	26
5.	Overtime HVAC	26
6.	access	26
LEED-CS Credits Featured in the Project		29
Sustainable Sites		29
Site Selection		29
Alternative Transportation		29
Open Space		29
Stormwater Design		29
Heat Island Effect		29
Water Efficiency		29
Water Efficient Landscaping		29
Water Use Reduction		29
Energy & Atmosphere		29
Optimize Energy Performance		29
Enhanced Commissioning		29
Enhanced Refrigerant Management		29
Measurement & Verification		29
Green Power		29
Materials & Resources		29
Storage & Collection of Recyclables		29
Construction Waste Management		29
Recycled Content		29
Regional Materials		29
Certified Wood		29
Indoor Environmental Quality		29
Environmental Tobacco Smoke Control		29
Outdoor Air Delivery Monitoring		29
Increased Ventilation		29
Construction IAQ Plan		29
Low Emitting Materials		29
Indoor Pollutant & Chemical Source Control		29
Controllability of Systems		29
Thermal Comfort		29

Page iii

Daylight & Views	29
Innovation in Design	29
Worker Productivity Case Study	29
It is understood by the tenant that tenant participation is required to achieve and maximize the benefit of the aforementioned sustainable design features. Not all the featured LEED-CS credits require participation from the Tenant. The following features either require tenant participation or have been provided to the tenant for direct use.	29
SUSTAINABLE SITES	30
WATER EFFICIENCY	31
ENERGY & ATMOSPHERE	31
MATERIALS AND RESOURCES	36
INDOOR ENVIRONMENTAL QUALITY	44
RESOURCES	46

ATTACHMENTS

EXHIBIT A – OFFICE LEASE ADDITIONAL PROVISIONS

EXHIBIT B – TENANT WORK LETTER AND DESIGN GUIDELINES/ENVIRONMENTAL POLICIES

EXHIBIT C – RULES AND REGULATIONS

EXHIBIT D – LEASE CONFIRMATION RIDER

EXHIBIT E – SPACE PLAN (ATTACHED, DEPICTING ALL SPACE BEING LEASED ON FIRST FLOOR)

EXHIBIT F – LEGAL DESCRIPTION OF REAL PROPERTY

Page iv

OFFICE BUILDING LEASE

GENERAL LEASE PROVISIONS

1.	THE LEASED PREMISES

In consideration of the Rent and the covenants and agreements hereinafter made on the part of the Tenant to be paid, observed and performed, the Landlord has demised and hereby leases to the Tenant, the Leased Premises described on the Office Lease Facing Page attached hereto and outlined in the Space Plan attached hereto as Exhibit E comprising approximately 7.602 square feet of space and located on the first floor of the building at 14143 Denver West Parkway, Lakewood, Colorado (the “Building”) and more particularly described on Exhibit F attached hereto (the “Real Property”), but excluding therefrom any part of the exterior face of the Building, together with the right of the Tenant, in common with the Landlord, its other tenants, subtenants and invitees thereof, to the nonexclusive use of the following portions of the Building:

(a) The entrance foyer and lobby of the Building;

(b) The common corridors on the floor of the Building on which the Leased Premises are situated; together with public entrance doors, halls, stairways, passages, shipping and receiving areas and lavatories in the Building;

(c) The Building grounds and parking area.

2.	DEFINITIONS

In this Lease the following terms or words will have the following meanings.

(a) The terms appearing on the Office Lease Facing Page attached hereto will have the meanings stated thereupon.

(b) “Herein”, “hereof”, “hereby”, “hereunder”, “hereto”, “hereinafter” and similar expressions refer to this Lease and not to any particular paragraph, section or other portion thereof, unless the context otherwise specifies.

(c) “Business Day” means any of the days from Monday to Friday of each week inclusive unless such day is a holiday.

(d) “Commencement Date” means the later of (i) the date so designated on the Office Lease Facing Page attached hereto, or (ii) the date of Substantial Completion.

(e) “Substantial Completion” means the date on which Landlord has completed the Tenant Improvements in accordance with the Tenant Improvement Plans and Specifications, subject to punch-list items that would not prevent the Tenant’s use or occupancy of the Leased Premises, and is not dependent upon whether Tenant has received any approvals Tenant may require specific for Tenant’s business. If Landlord has not substantially completed construction of the Building on or prior to October 31, 2007, then either party will have the right to terminate this Lease prior to substantial completion of construction of the Building upon written notice to the other party and this Lease will be null and void and Landlord and Tenant will be released from all further obligations under this Lease. If the Commencement Date is different than the date designated on the Office Lease Facing Page then Landlord and Tenant will include the Commencement Date in the Lease Confirmation Rider to be executed on or about the Commencement Date.

(f) “Lease Confirmation Rider” means the document, substantially in the form set out in Exhibit D to this Lease, that sets out the essential elements of the terms of this Lease as of the Commencement Date.

(g) “Normal Business Hours” means the hours from 6:00 AM to 7:00 PM on Business Days and the hours of 8 a.m. to 1 p.m. on Saturdays unless Saturday is a holiday.

(h) “Operating Costs” has the meaning set forth in Section 7.1(c)(i).

(i) “Prime Rate” will mean the prime rate of interest published in the Western Edition of The Wall Street Journal or any successor publication from time to time, adjusted for any change in such prime rate, provided that if neither The Wall Street Journal nor any successor publication is published, any publication of bank or other lending institution prevailing rates of interest charged to most favored customers reasonably selected by the landlord.

(j) “Real Estate Taxes” has the meaning set forth in Section 7.1(b)(i).

(k) “Rent”, as the term is used throughout this Lease, will denote the “Base Rent”, as is described in Section 4, and all other financial obligations of the Tenant hereunder which are herein described as “Additional Rental” or “Additional Rent”.

(l) “Rentable Square Footage” will mean square footage determined by Landlord’s architect, acting consistently and reasonably, applying measurement standards promulgated by BOMA International The initial Rentable Square Footage of the Leased Premises and the Building will be confirmed in a Lease Confirmation Rider between the Landlord and the Tenant, executed on or about the Commencement Date. Rentable Square Footage may be remeasured by Landlord’s architect and adjusted by written notice from the Landlord to the Tenant if the Rentable Square Footage of the Leased Premises or the Building changes during the Term.

(m) “Tenant Work Letter” means the Tenant Work Letter and Design Guidelines attached to this Lease as Exhibit B and incorporated herein by reference. “Tenant Improvements” comprise those alterations to and installations in the Leased Premises that are set out in the Tenant Work Letter and any amendments to the Tenant Work Letter as are agreed to by the Landlord in writing subsequent to the Substantial Completion Date.

(n) “Term” means the number of years and months in the Initial Term, set forth on the Office Lease Facing Page attached hereto, to be computed from 12 o’clock noon on the Commencement Date and expiring at 12 o’clock noon the last day of such Lease Period together with any extension thereof pursuant to the provisions of Exhibit A, Section 1.

3.	TERM OF LEASE

Tenant will have the right to have and hold the Leased Premises for and during the Term subject to the payment of the Base Rent and the Additional Rent and the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

4.	BASE RENT

4.1 Tenant covenants and agrees to timely pay without notice, deduction, offset or abatement to the Landlord at the Building, or such other address as Landlord may notify Tenant of in writing, yearly and every year during the Term hereof, the annual Base Rent in lawful money of the United States, payable in the monthly installments set forth in Section 4.2 hereof each month, in advance on the first day of each month during the Term hereof. If the Term hereof commences on any day other than the first day or expires on any day other than the last day of a month, Base Rent for the fractions of a month at the commencement and at the end of the Term will be adjusted pro rata on a per diem basis.

4.2 Commencing on the Commencement Date the annual base rent (“Base Rent”) for each year during the Initial Term shall be determined in accordance with the following schedule:

Year	Annual Base Rate		Monthly Base Rent
Months 1-6 Months 7-12	$ $	9.00/RSF/NNN 18.00/RSF/NNN	$ $	5,701.50 11,403.00
2		$18.50/RSF/NNN		$11,719.75
3		$19.00/RSF/NNN		$12,036.50
4		$19.50/RSF/NNN		$12,353.25
5		$20.00/RSF/NNN		$12,670.00
Months 61-63		$20.50/RSF/NNN		$12,986.75

5.	COMMENCEMENT AND CONDUCT OF BUSINESS

Tenant will commence its business in the Leased Premises on the Commencement Date and thereafter will operate its business in the Leased Premises in compliance with the provisions of this Lease, and applicable governmental laws and regulations provided that nothing in this section will require the Tenant to carry on business during any period prohibited by any law or ordinance regulating or limiting the hours during which such business may be carried on.

6.	BUSINESS TAXES, ETC.

6.1 Tenant will fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, imposed, charged or assessed against or in respect of the Tenant’s occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or the business or income of the Tenant on and from the Leased Premises, if any, as and when the same become due, and will indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees. Notwithstanding the foregoing Tenant shall have the right to contest any of the items enumerated in Section 6.1 provided that such contest is promptly commenced and diligently pursued to completion and will not result in a lien on any portion of the building.

6.2 Upon receipt of a written request from Landlord, Tenant will promptly deliver to Landlord for inspection receipts for payment of all taxes, charges, rates, duties, assessments and licenses in respect to all improvements, equipment and facilities of the Tenant on or in the Leased Premises which were due and payable up to one year prior to such request, and in any event to furnish to the Landlord, if requested by the Landlord, evidence, reasonably satisfactory to the Landlord of any such payments. Landlord will have no obligation hereunder or otherwise to make or monitor the making of such payments. Landlord shall not provide a written notice under this Section 6.2 more than once every six (6) calendar months.

7.	RENT ADJUSTMENTS

Assuming that the Building is fully assessed and ninety five percent (95%) occupied, the Landlord estimates that the Tenant’s pro rata share of Real Estate Taxes and Operating Costs will be $7.90 per rentable square foot per year. The Landlord will cap increases in controllable Operating Costs at five percent (5%) per annum. Controllable expenses will include all expenses for the operation and maintenance of the Building except for Real Estate Taxes, property taxes, insurance, utilities and unforeseeable major equipment failures.

7.1 Real Estate Taxes and Operating Costs

(a) Tenant will pay to the Landlord as Additional Rent, a portion of the Real Estate Taxes and a portion of the Operating Costs, both of which are to be determined as follows:

(b)(i) “Real Estate Taxes” will mean and include all general and special taxes, assessments, duties and levies, charged and levied upon or assessed against the Building, the Real Property, any improvements situated on the Real Property, whether owned by Landlord or Tenant, not paid directly by the Tenant. Further, if at any time during the Term of this Lease the method of taxation of real estate prevailing at the time of execution hereof will be, or has been, altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed upon real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom then such new or altered taxes attributable to the Leased Premises will be deemed to be included within the term Real Estate Taxes for purposes of this Section, save and except that such will not be deemed to include any increase in said tax not attributable to the Building.

(ii) The amount of Real Estate Taxes attributed to the Leased Premises for any year or portion of year will be the amount of such taxes determined by dividing the Rentable Square Footage of the Leased Premises by the total Rentable Square Footage in the Building and multiplying the resultant percentage by the total Real Estate Taxes. If the Building is part of a building complex not separately assessed for property tax purposes, taxes will be apportioned by the Landlord among the buildings in the complex in proportion to the Rentable Square Footage of each building. Landlord and Tenant will confirm the total Rentable Square Footage in the Leased Premises and the Building and such percentage in a Lease Confirmation Rider to be executed on or about the Commencement Date.

(c)(i) The term “Operating Costs” means the total amounts paid or payable, whether by the Landlord or others on behalf of the Landlord, in connection with the ownership, maintenance, repair, and operation of the Building, including without limiting the generality of the foregoing, the aggregate of the amount paid for all fuel used in heating and air conditioning of the Building, the purchase of energy for heating or other purposes; the amount paid or payable for all electricity furnished by the Landlord to the Building; the amount paid or payable for replacement of electric light bulbs, tubes and ballasts; the amount paid or payable for all hot and cold water (other than that paid by tenants of the Building directly) and sewer service; the amount paid or payable for any other utility or service provided to the Building or its grounds; the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, landscapers, gardeners, caretakers, and other employees, contractors and subcontractors of the Landlord (including but not limited to salary or wages of the building manager) involved in the operation, maintenance, and repair of the Building, managerial and administrative expenses related to the Building; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building; the amount paid or payable for all supplies including all supplies and necessities which are occasioned by everyday wear and tear; the costs of climate and energy management control systems, window and exterior wall cleaning, painting and repair, maintenance and repair to the common areas, including but not limited to replacement of landscaping and resurfacing, restriping and refilling parking areas, telephone costs; the cost of accounting services necessary to compute the rents and charges payable by tenants of the Building; fees for management, legal, accounting, inspection and consulting services, the cost of guards and other protection services; payments for general maintenance and repairs to the plant and equipment supplying climate control; the amount paid for premiums for all insurance; and all amounts payable in accordance with ground leases, easements, or rights-of-way appurtenant to the Building. Operating Costs will not, however, include interest on debt, capital retirement of debt, depreciation, costs properly chargeable to capital account in accordance with generally accepted accounting practices applicable to office buildings, and costs directly charged by the Landlord to any tenant or tenants. [Notwithstanding anything contained herein to the contrary, Operating Costs shall not include (1) depreciation on the Building (other than depreciation on personal property, equipment, window coverings on external windows provided by Landlord and carpeting, if any, in corridors and common areas), (2) costs of alterations of space or other improvements made for other tenants of the Building, (3) finders’ fees and real estate brokers’ commissions, (4) ground lease payments, mortgage principal or interest, (5) capital items other than those referred to in this Section 7.1(c)(i) above, (6) costs of replacements to personal property and equipment for which depreciation costs are included as an Operating Cost (7) costs of excess or additional services provided to any tenant in the Building which are directly billed to such tenant, (8) the costs of repairs due to casualty or condemnation which are reimbursed by third parties, (9) any costs due to Landlord’s breach of this Lease, (10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord’s business, (11) all costs, including, but not limited to legal fees, relating to activities for the solicitation and executed of leases of space in the Building, and (12) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building. The reference to “Building” in this Lease will include all related facilities, including corridors, lobbies, arcades, sidewalks, grounds, and other public areas contained in or around the Building, as well as landscaping, parking areas, and exterior walkways and areas.

(i) The amount of Operating Costs attributed to the Leased Premises for any year or portion of year will be determined by dividing the Rentable Square Footage of the Leased Premises by the total Rentable Square Footage in the Building and multiplying the resultant percentage by the total of such Operating Costs. If the Building is part of a building complex owned by the Landlord, Operating Costs will be apportioned by the Landlord among the buildings in the complex in proportion to the Rentable Square Footage. Landlord and Tenant will confirm the total Rentable Square Footage in the Leased Premises and the Building and such percentage in a Lease Confirmation Rider to be executed on or about the Commencement Date.

(d) Excess Usage. “Excess Usage” means usage of Building service, including but not limited to utilities and HVAC, outside Normal Business Hours or in excess of the amount of such services that Landlord reasonably determines to be typical for the Building. If the Tenant wishes Excess Usage of the HVAC, i.e., use outside normal business hours, Tenant will pay to Landlord an hourly fee for such Excess Usage in such amount reasonably established by Landlord from time to time on a uniform basis for all tenants in the Building, taking into consideration the square footage occupied by such tenants. Tenant will pay for all such Excess Usage during the Term, as Additional Rent. All invoices for such Excess Usage will be due and payable upon receipt.

(e) If only part of the final calendar year is included within the Term, the amount of Real Estate Taxes and Operating Costs payable by the Tenant for such period will be estimated by the Landlord acting reasonably and adjusted proportionately on a per diem basis and will be payable upon demand as soon as such amount has been ascertained by the Landlord.

(f) The Landlord will use generally accepted accounting practices, computed on an accrual basis, consistently applied, in calculating Operating Costs, Excess Usage and any other elements of Additional Rent.

7.2 Payment of Additional Rent.

Any Additional Rent payable by the Tenant under Section 7.1 hereof will be paid as follows, unless otherwise provided:

(a) During the Term, the Tenant will pay to the Landlord at the same time as the payment of the Base Rent, one-twelfth (1/12th) of the amount of such Additional Rentals estimated by the Landlord in advance, acting reasonably, to be due from the Tenant for a twelve month period of time. Such estimate may be adjusted from time to time by the Landlord, as actual Real Estate Taxes and Operating Costs become known, and the Tenant will pay installments of Additional Rentals according to such estimate, as periodically adjusted.

(b) Within ninety (90) days after the close of each calendar year, or as soon thereafter as practicable, the Landlord shall deliver to the Tenant a statement (“Operating Statement”) indicating the Operating Costs for the Building paid or incurred by the Landlord for the prior calendar year, the Tenant’s share thereof, and the amount that the Tenant owes, or is to be credited, for the prior year. Any Operating Statement shall be certified by Landlord. Unless otherwise contested by the Tenant in accordance with this paragraph, the Operating Statement shall be final and binding upon the Landlord and the Tenant. The Tenant shall have the right, within thirty (30) days of receipt of the Operating Statement to have an accountant employed or selected by Tenant’s Accountant (“Tenant’s Accountant”) review Landlord’s books and records relating to Operating Costs. Said review shall be conducted at the Landlord’s office designated on the Office Lease Facing Page during normal business hours and upon at least 48 hours advance notice. If Tenant’s Accountant uncovers discrepancies of greater than five percent (5%) in the aggregate in the calculation of any Operating Costs reflected in the Operating Statement, the Landlord shall bear the cost of the audit. Otherwise, the Tenant shall pay the fees of Tenant’s Accountant and shall accept the Landlord’s Operating Statement as binding.

(c) If the aggregate amount of such estimated Additional Rental payments made by the Tenant in any year of the Term should is less than the Additional Rentals due for such year of the Term, then the Tenant will pay to the Landlord as Additional Rent within ten (10) Business Days after demand the amount of such deficiency.

(d) If the aggregate amount of such Additional Rental payments made by the Tenant in any year of the Term is greater than the Additional Rentals due for such year, then the amount of such excess will be applied by the Landlord to the next succeeding installment of such Additional Rent due hereunder; and if there be any such excess for the last year of the Term, the amount thereof will be refunded by the Landlord to the Tenant within thirty (30) days after the amount of such excess becomes known or after the Term, whichever is sooner, provided that the Tenant is not otherwise in material default under the terms of this Lease.

(e) [intentionally omitted]

8.	BULBS, TUBES, BALLASTS

Landlord will have the exclusive right to make any replacement of electric light bulbs, tubes and ballasts in the Leased Premises throughout the Term and any renewal thereof. The Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with prudent practice.

9.	METERS

Tenant will pay as Additional Rental, on demand, the reasonable cost of any metering which may be required by the Landlord to measure any Excess Usage.

10.	USE OF ELECTRICITY

10.1 Tenant’s use of electricity in the Leased Premises will be for the operation of standard lighting, electrical fixtures, desktop or laptop computers, photocopy machines, fax machines, scanners, printers, typewriters and other office machines and lamps, as well as agreed upon voice and data support space and equipment identified as part of Tenant Improvements, and will not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises.

10.2 In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electrical service, the Tenant will not, without the Landlord’s prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than those items identified in Section 10.1) to the Building’s electric distribution system or make any alterations or additions to the electric system of the Leased Premises existing at the commencement of the Term. If the Landlord grants such consent, the cost of all additional risers and other equipment required therefor will be paid by Tenant to Landlord within ten (10) Business Days from receipt of written demand therefor. Furthermore, Tenant, at Landlord’s option, will pay within ten (10) days from receipt of written demand therefor, the cost of any electric current or other energy for the operation of main frame computer equipment or other equipment requiring more than is necessary for normal business use as reasonably determined by the Landlord.

11.	TENANT REPAIR

11.1 If the Building members or elements of the Building used for the purpose of climate control of the Building, or if the water pipes, drainage pipes, electrical lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord become damaged or are destroyed through the gross negligence or willful misconduct of the Tenant, its servants, agents, employees or anyone permitted by any of them to be in the Building, then the cost of the necessary repairs, replacements or alterations will be borne by the Tenant who will pay such cost to Landlord within ten (10) Business Days from receipt of written demand therefor.

11.2 Tenant will keep the Leased Premises in as good order, condition and repair as when they were entered upon, loss by fire or other casualty, unavoidable accident or ordinary wear and tear excepted. If Tenant fails to keep the Leased Premises in such good order, condition and repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may provide Tenant with written notice describing the unsatisfactory conditions, if Tenant has failed to commence and actively pursue appropriate remedial actions reasonably calculated to cure such conditions within ten (10) Business Days following receipt of Landlord’s written notice, Landlord may restore the Leased Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and upon completion thereof, Tenant will pay to Landlord, the costs of restoring the Leased Premises to such good order and condition and of the making of such repairs, within ten (10) days from receipt of written demand therefor.

11.3 Tenant will deliver at the expiration of the Term hereof or sooner upon termination of the Term, the Leased Premises in the same condition as received, except for reasonable wear and tear between the last necessary repair, replacement and restoration made by the Tenant pursuant to its obligations hereunder, and cause to be removed at Tenant’s expense furniture and equipment belonging to Tenant, signs, notices, displays, and the like from the Premises and repair any damage caused by such removal.

11.4 Tenant will leave the Leased Premises at the end of each Business Day in a reasonably tidy condition for the purpose of allowing the performance of the Landlord’s cleaning services hereinafter described.

12.	ASSIGNMENT, SUBLETTING, PARTING WITH POSSESSION.

12.1 Tenant will not permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under Section 12.2 and the employees of the Tenant and any such permitted subtenant, or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants, and their respective employees, customers and others having lawful business with them.

12.2 Tenant will not assign or sublet or part with the possession of all or part of the Leased Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld; provided, however, that Tenant will submit in writing to Landlord (a) the name and legal composition of the proposed subtenant or assignee; (b) the nature of the business proposed to be carried on in the Leased Premises; (c) the terms and provisions of the proposed sublease; and (d) such financial and other information as the Landlord may reasonably request concerning the proposed subtenant or assignee. Any such consent to any assignment or subletting will not relieve the Tenant from its obligations for the payment of all Rent due hereunder and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. Consent of the Landlord to an assignment or subletting will not in any way be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting.

12.3 If the Tenant is a corporation, limited liability company, partnership or other entity, or if this Lease, with the consent of the Landlord as aforesaid, is assigned to a such an entity, and if at any time during the Term hereof, more than fifty percent (50.0%) of the shares or voting rights are transferred by sale, or assignment, bequest, inheritance, trust, operation of law or other disposition, or shares be issued so as to result in a change in the control of such entity by reason of ownership of greater than ten percent of the voting shares or otherwise, then and so often as such change of control will occur the Tenant will notify the Landlord in writing of such changes and the Landlord will have the right to terminate this Lease and the Term, at any time after such change of control by giving the Tenant sixty (60) days prior written notice of such termination. This Section 12.3 will not apply to the Tenant if at any time during the Term voting control of the Tenant is represented by shares listed on a national stock exchange or the NASDAQ Quotation System.

13.	RULES AND REGULATIONS

Tenant and its employees and all persons visiting or doing business with the Tenant in the Leased Premises will be bound by and will observe the reasonable Rules and Regulations promulgated from time to time by the Landlord relating to the Building and its grounds and parking lot of which notice in writing will be given to the Tenant and all such rules and regulations will be a default hereunder and Landlord will have all remedies provided for in this Lease in the event of default by Tenant. Landlord, however, will not be responsible to Tenant for nonobservance by any other tenant or person of any such Rules and Regulations, provided that Landlord has taken commercially reasonable steps to ensure that all such other tenants and persons are abiding by the Rules and Regulations. The Rules and Regulations in effect on the Lease Date are attached as Exhibit C.

14.	USE OF LEASED PREMISES

14.1 Except as expressly permitted by prior written consent of the Landlord, the Leased Premises will not be used other than for general business office purposes. All use of the Leased Premises will comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances from time to time in existence.

14.2 Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by Landlord’s standard fire and extended coverage insurance policy in force from time to time covering the Building. In the event the Tenant’s occupancy or conduct of business in, or on the Leased Premises, whether or not the Landlord has consented to the same, results in any increase in premiums for such insurance carried from time to time by the Landlord with respect to the Building, the Tenant will pay any such increase in premiums as Additional Rental within ten (10) days after bills for such additional premiums will be rendered by the Landlord. In determining whether increased premiums are a result of the Tenant’s use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate, will be conclusive evidence of the several items and charges which make up such a rate. The Tenant will promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

15.	TENANT’S INSURANCE

(a) Tenant will, during its occupancy of the Leased Premises and during the Term hereof, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with the Tenant, the Landlord and the mortgagees of the Landlord named as beneficiaries therein as their respective interests may appear, the following types and kinds of insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request and which are customary for buildings similar to the Building in the Denver area:

(i) Upon property of every description and kind owned by the Tenant and located in the Building or for which the Tenant is legally liable or installed by or on behalf of the Tenant including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement insuring against loss to the extent of the full replacement value of that which is being covered, with coverage including sprinkler leakage (where applicable); and, in the event that there will be a dispute as to the amount which comprises full replacement value, the reasonable determination of the Landlord or the mortgagees of the Landlord will be conclusive.

(ii) Property damage and public liability insurance (including personal liability, contractual liability, tenants’ legal liability for the full replacement costs of the Leased Premises, and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises and the Tenant’s use of any part of the Building) which coverage will include the business operations conducted by the Tenant and any other persons on the Leased Premises. Such policies will be written on a comprehensive basis with a single occurrence limit of not less than $1,000,000.

(b) All property damage policies written on behalf of the Tenant will contain a waiver of any subrogation rights which the Tenant’s insurers may have against the Landlord and against those for whom the Landlord, in law, is responsible whether any such damage is caused by the act, omission or fault of the Landlord or by those for whom the Landlord, in law, is responsible.

(c) All policies will be taken out with insurers reasonably acceptable to the Landlord and in form reasonably satisfactory from time to time to the Landlord. Insurance companies authorized to do business in the State of Colorado with a rating of A-XI or better as rated in the most recent edition of Best’s Insurance Reports will be deemed acceptable to Landlord. The Tenant agrees that certificates of insurance, or, if required by the Landlord or the mortgagees of the Landlord, certified copies of each such insurance policies will be delivered to the Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days prior to Tenant taking possession of all or any part of the Leased Premises. All policies will contain an undertaking by the insurers to notify the Landlord and the mortgagees of the Landlord in writing not less than thirty (30) days prior to any material change, cancellation, or other termination thereof.

(d) [intentionally omitted]

(e) Tenant agrees that if Tenant does not take out and maintain the insurance specified above, Landlord may (but will not be required to) procure said insurance on Tenant’s behalf and charge Tenant the premium together with a fifteen percent handling charge, payable upon demand as Additional Rent.

16.	CANCELLATION OF INSURANCE

If any insurance policy upon the Building or any part thereof will be cancelled or cancellation will be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises and, if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage, within twenty-four (24) hours after notice, the Landlord may, at its option, enter upon the Leased Premises and attempt to remedy such condition and the Tenant will pay the cost thereof to landlord within ten (10) days from receipt of written demand therefor. Such entry will not be deemed to be re-entry under Section 38.1(b) hereof and the Landlord will not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. In the event that the Landlord will be unable to remedy such condition, then Landlord will have all of the remedies provided for in the Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 16, if Tenant fails to remedy as aforesaid, Tenant will be in default of its obligation hereunder and Landlord will have no obligation to attempt to remedy.

17.	OBSERVANCE OF LAW

Tenant will comply with all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Leased Premises, including but not limited to the Americans with Disabilities Act and hazardous materials laws, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. Moreover, the Tenant will comply with all police, fire, and sanitary regulations imposed by any federal, state, county or municipal authorities and will observe and obey all governmental and municipal regulations governing the conduct of any business conducted in the Leased Premises.

18.	ENVIRONMENTAL MATTERS.

(a) Tenant agrees that it will comply with all local, state and federal laws, rules and regulations dealing with the manufacture, generation, use, storage, treatment, transportation, disposal, release or removal of hazardous substances, materials, pollutants, contaminants, or wastes, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1231, et seq., the Emergency Planning and Community Right to Know Act, 33 U.S.C., 11000 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. 6901 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., as such laws may be amended or modified, whether such laws are presently in existence or promulgated during the Term, and all rules and regulations promulgated hereunder (“Environmental Laws”). Without limiting the foregoing, Tenant agrees that it will (i) give written notice to Landlord at least five (5) Business Days in advance of any manufacture, generation, use, storage, treatment, transportation, disposal, release or removal of Hazardous Substances from or on the Leased Premises, (ii) give written notice to Landlord within two (2) Business Days after receipt of any notice received by Tenant of violation, claim, suit or investigation relating to Hazardous Substances, (iii) immediately notify Landlord of any Hazardous Substance spill, release or discharge at or affecting the Leased Premises and promptly clean up any such spill, release or discharge in compliance with all applicable Environmental Laws, (iv) not use or employ the property, facilities, equipment or services of the Building or any complex of which the Building is a part to manufacture, generate use, transport, store, treat or dispose of or release Hazardous Substances, whether or not they were generated or produced on the Leased Premises, and (v) defend, indemnify and hold harmless Landlord against any and all claims, damage, liability and costs (including reasonable attorney and expert fees and cleanup costs) which Landlord may suffer, incur or pay resulting from or arising out of any manufacture, generation, use, storage, treatment, transportation, disposal, release or threat of release of Hazardous Substances from or on the Leased Premises or the Building or any complex of which the Building is a part or resulting from Tenant’s actions or actions of Tenant’s agents, employees, guests or invitees. “Hazardous Substances” means and includes all toxic or hazardous substances, materials, chemicals, contaminants, pollutants, and wastes of whatever kind or nature, regulated under, defined in, or listed in any Environmental Laws or requiring special handling under applicable laws, including but not limited to medical waste materials. Hazardous Substances include, without limitation, asbestos, PCBs, CFCs, petroleum and lead-based paint.

(b) If Tenant fails to fully comply with the terms of this Section, Landlord may, following the expiration of any applicable grace or cure period, at its option, perform any or all of Tenant’s obligations thereunder and all costs and expenses incurred by Landlord (including reasonable attorney fees and expert fees and cleanup costs) in connection therewith will be deemed to be Additional Rent payable by Tenant on demand therefor.

(c) [Intentionally omitted]

(d) The terms of this Section 18 will survive the expiration or termination of this Lease.

19.	WASTE AND NUISANCE

Tenant will not commit, suffer or permit any waste or damage or disfiguration or injury to the Leased Premises or common areas in the Building or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and will not place therein any safe, heavy business machinery, main frame computers, data processing machines, or other heavy things without first obtaining the consent in writing of the Landlord and, if requested, by Landlord’s superintending architect, and not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business, and will not cause or permit any nuisance, noise or action in, at or on the Leased Premises.

20.	ENTRY BY LANDLORD

Upon forty-eight (48) hours advance written notice (except in the case of a situation that Landlord reasonably believes to constitute an emergency situation requiring immediate access to the Leased Premises), Tenant agrees to and will permit the Landlord, its servants or agents to enter upon the Leased Premises at any time and from time to time for the purpose of inspecting and of making repairs, alterations or improvements to the Leased Premises or to the Building, or for the purpose of having access to the underfloor or ceiling ducts, or to the access panels to mechanical shafts (which the Tenant agrees not to obstruct), and the Tenant will not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord will also have the right of entry to remedy any condition which Landlord, in its reasonable discretion, believes may cause cancellation or reduction of any insurance maintained by Landlord on the Building. The Landlord will have the right to enter the Leased Premises in order to check, calibrate, adjust and balance controls and other parts of the heating, ventilating and climate control system at any time. The Landlord shall proceed hereunder in such manner reasonably calculated to minimize interference with the Tenant’s use and enjoyment of the Leased Premises.

For the purpose of this Section and for all other purposes set forth in this Lease, Landlord will have and retain a key with which to unlock all doors in, upon and about the Leased Premises and Landlord will have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Leased Premises.

21.	INDEMNIFICATION OF LANDLORD

Tenant will indemnify the Landlord and save it harmless from and against any and all loss (including loss of Rent payable by the Tenant or other tenants in the event of loss either directly or indirectly caused by commission or omission of Tenant), claims, actions, damages, liability and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence in, upon or at the Leased Premises or any part thereof, or occasioned wholly or in part by the gross negligence or willful misconduct of the Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Leased Premises by the Tenant. In case the Landlord will, without fault on its part, be made a part to any litigation commenced by or against the Tenant, then the Tenant will protect and hold the Landlord harmless and will pay all costs, expenses and reasonable attorneys’ fees incurred or paid by the Landlord in connection with such litigation.

22.	EXHIBITING PREMISES

Tenant will permit the Landlord or its agents to exhibit and show the Leased Premises to prospective tenants during normal Business Hours of the last six (6) months of the Term or any renewal thereof.

23.	ALTERATIONS

23.1 Tenant will not make, install or erect in or to the Leased Premises any installations, alterations, additions or partitions without submitting drawings and specifications therefor to the Landlord and obtaining the Landlord’s prior written consent in each instance. Furthermore, the Tenant will obtain the Landlord’s prior written consent to any change or changes in such drawings or specifications submitted as aforesaid, Tenant will pay the reasonable cost to the Landlord of having its architects review such plans and changes thereto prior to proceeding with any work based on such drawings or specifications. All such work will be performed free and clear of all mechanic’s liens and Landlord will have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. Without limiting the generality of the foregoing any work performed by or for the Tenant will be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or subcontractors. The Tenant will submit to the Landlord’s supervision over construction, will provide Landlord upon request with financial assurances prior to the commencement of alterations, and promptly pay to the Landlord’s or the Tenant’s subcontractors as the case may be, when due, the cost of all such work and of all materials, labor and services involved therein and of all decoration and all changes in the Building, its equipment or services necessitated thereby. The Tenant covenants that the Tenant will not suffer or permit during the Term hereof any mechanic’s or other liens for work, labor, services or materials ordered by the Tenant or for the cost of which the Tenant may be in any way obligated, to attach to the Leased Premises or to the Building and that whenever and so often as any such liens will attach or claims therefor will be filed, the Tenant will within twenty (20) days after the Tenant has notice of the claim for lien procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which will otherwise satisfy Landlord. The Tenant will, at its own cost and expense, take out or cause to be taken out any additional insurance or bonds reasonably required by the Landlord to protect the Landlord’s and the Tenant’s interest during the period of alteration.

23.2 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by the Tenant on the Leased Premises, the Tenant will notify the Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that the Landlord may avail itself of the provisions of statutes such as §38-22-105(2) of the Colorado Revised Statutes as they exist on the Lease Date or are subsequently amended. During any such work on the Leased Premises, the Landlord or its representatives will have the right to go upon and inspect the Leased Premises at all reasonable times, and will have the right to post and keep posted thereon notices such as those provided for by §38-22-105(2) C.R.S. or to take any further action which the Landlord may deem to be proper for the protection of the Landlord’s interest in the Leased Premises.

23.3 Landlord will have the right to use and make changes or additions to the Building, the Common Areas and the Leased Premises including but not limited to the pipes, wires, conduits and ducts in the Leased Premises where necessary to serve other premises in the Building but not in any way so as to interfere materially with the use and enjoyment of the Leased Premises and the Landlord will repair any damage to the Leased Premises so caused. The Tenant will not unduly obstruct such pipes, conduits and ducts in the Leased Premises so as to prevent reasonable access thereto.

24.	GLASS

Tenant will pay on demand the cost of replacement of any glass broken on the Leased Premises including outside windows and doors of the perimeter of the Leased Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass is broken by the Landlord, its servants, employees or agents acting on its behalf. Said replacement will be with glass identical to the glass originally installed in the Building, or if no longer available, with as good specification, quality and size reasonably acceptable to the Landlord.

25.	SIGNS, DRAPES, SHUTTERS

(a) Tenant will not place or permit to be placed in or upon the Leased Premises, where visible from outside the Building, or outside the Leased Premises any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Landlord.

(b) Landlord reserves the right in Landlord’s sole discretion to place and locate on any roof or exterior of the Building such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building.

26.	SUBORDINATION

At Landlord’s option, this Lease will be subject to and subordinate to all mortgages (including any deed of trust and mortgage securing bonds and all indentures supplemental thereto) and to all underlying, superior, ground or land leases which may now or hereafter encumber the Real property of which the Leased Premises are a part, and all renewals, modifications, consolidations, replacements and extensions thereof of such mortgages and leases which may now or hereafter affect the Leased Premises or any part thereof. The Tenant hereby constitutes the Landlord the agent or attorney of the Tenant coupled with an interest for the purpose of executing any subordination, acknowledgment or agreement required by any mortgagee, lender or lessor of Landlord.

27.	CERTIFICATES

Tenant agrees that it will at any time and from time to time upon not less than ten (10) Business Days’ prior notice execute and deliver to the Landlord a statement in writing certifying that this Lease in unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual Rent then being paid hereunder, the dates to which the Rent, by installment or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has knowledge and such other factual information reasonably required by Landlord or its mortgagees.

28.	ACCEPTANCE OF PREMISES

28.1 Taking possession of the Leased Premises by Tenant will be conclusive evidence as against Tenant that the Leased Premises were in good and satisfactory condition when possession was taken, and acknowledgment of completion in full accordance with the terms of this Lease.

28.2 Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodeling or redecorating of or installation of equipment or fixtures in the Leased Premises, except such, if any, as are expressly set forth in this Lease, or the typical plan schedule attached hereto.

29.	QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that upon Tenant paying Rent, Additional Rent and other monetary sums due under the Lease, and performing its covenants and conditions under the Lease, Tenant will and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term, subject, however, to the terms of the Lease and of any of the ground leases, mortgages or deeds of trust referred to in Section 26.

30.	SERVICES

30.1 Climate Control: Landlord will provide climate control to the Leased Premises during Normal Business Hours to maintain a temperature adequate for comfortable occupancy, except during the making of repairs, alterations or improvements Landlord shall take commercially reasonable steps to minimize the impact of any such repairs, alterations, or improvements during Normal Business Hours and provided that the Landlord will have no responsibility or liability for failure to supply climate control service when stopped as aforesaid or when prevented from doing so by strikes, governmental action or any cause beyond the Landlord’s reasonable control, including failure of any utility company to provide the Building with appropriate utility service. The Tenant acknowledges that the Landlord has installed in the Building a system for the purpose of climate control, which system is designed to heat and cool during normal occupancy of the Leased Premises as general offices based upon the window shading being fully closed in those offices having exterior windows exposed to the sun and without regard to the Tenant’s specific use thereof or the installation of any computers or data processing equipment. Any use the Leased Premises not in accordance with the design standards or arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the same operates. Any changes or alterations so occasioned, as such changes can be accommodated by the Landlord’s equipment, will be made by the Tenant at its cost and expense but only with the prior written consent of the Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by the Landlord, at Tenant’s cost and expense. If installation of partitions, equipment or fixtures by the Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by the Landlord at Tenant’s expense as Additional Rental payable on demand. The Tenant acknowledges that one year may be required after the Tenant has fully occupied the Leased Premises in order to adjust and balance the climate control systems.

30.2 Janitorial Services: The Landlord will cause when reasonably necessary and in accordance with standards acceptable for a first class office building, the floors to be swept, rubbish containers to be emptied, windows to be cleaned and the desks, tables and other furniture of the Tenant to be dusted (if accessible), provided, however, that Landlord will not be responsible for any act of omission or commission on the part of the person or persons employed to perform such work; but such work will be done at the Landlord’s direction without interference by the Tenant, its servants or employees. Tenant will not hire or retain any third party to perform the services required by Landlord hereunder.

30.3 Water and Electricity: The Landlord will make available domestic water and, if available, at Landlord’s discretion, chilled water, in reasonable quantity and cause electric current to be supplied for lighting the Leased Premises and public halls and for the operation of office equipment, subject to the provisions of Sections 9 and 10 hereof. If the Tenant’s equipment requires utilities in excess of normal quantities, any facilities to supply excess quantities may be provided by the Landlord at the sole expense of the Tenant subject to the following conditions.

(a) The Landlord’s electrical engineer or other consultants will determine that such excess facilities are required by the Tenant’s equipment;

(b) It is within the capabilities of the Landlord and the existing structure to provide such excess utilities;

(c) The Landlord will have the right of refusal to supply in the event that the supplying of additional facilities will in any way affect the operation of, the aesthetics of or structure of the Building, or in any way reduce the efficiency of existing electricity, water or other utility supplied to the Building as a part of the whole thereof;

(d) The supplying of additional facilities in order to make the required utilities available to the Tenant will be subject to compliance with all provisions of law including, without limitation, federal legislative enactments, ordinances and other governmental or municipal regulations which will in any way relate to the work necessary to be undertaken to make said utilities available.

30.4 Communications: Tenant will separately arrange with the applicable local public authorities or utilities for the furnishing of and payment for any telephone, cable or other communications equipment and services as Tenant may require. Tenant and all communications providers will obtain Landlord’s written consent as to the installation and location of all wires and cables, and will complete said installation in conformance with standards established by Landlord and in conformance with all applicable building and fire codes. Tenant will directly pay for such telephone, cable and communications equipment and services, including the installation and cabling, and the establishment of all connections thereof, at the rates the provider(s) charge for the equipment and services, and the failure to obtain or to continue to receive the services for any reason whatsoever will not relieve Tenant of any of its obligations under this Lease. Landlord will provide telecommunications distribution facilities to each floor in the Building, including the floor(s) on which the Leased Premises are located. The Tenant will be responsible, at its cost, for connecting its telecommunication equipment to Landlord’s distribution facilities, and for all other costs associated therewith. Tenant will be responsible for the cost of the removal of any cable or communications equipment upon termination of the Lease.

30.5 Interruption of Service: Tenant agrees that Landlord will not be liable for failure to supply any heating, air conditioning, janitor services, water or electric current during any period when Landlord uses reasonable business efforts to supply such service, water or current, it being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, or such water or current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations or improvements or whenever by reason of strikes, lockouts, riots, acts of God or any other happening beyond control of Landlord. Landlord will not be liable for damages to person or property for any such discontinuance, nor will such discontinuance in any way be construed as an eviction of or cause an abatement of Rent or operate to release Tenant from any of the Tenant’s obligations hereunder. Landlord’s obligation to furnish services, water or current will be conditioned upon the availability of adequate energy sources from the public utility companies then servicing the Building; provided, however, that in no event shall expected increases in the cost of any such services be deemed to constitute an event of unavailability. Landlord will have the right to reduce heating, cooling, water, or lighting within the Leased Premises and in the public areas in the Building as required by any mandatory or voluntary fuel or energy program. Landlord will have the right to enter upon the Leased Premises at all reasonable times in order to make such repairs, alterations and adjustments as will be necessary in order to comply with the provisions of any mandatory or voluntary fuel or energy saving allocation or similar statute, regulation or program.

30.6 Repair and Maintenance: Subject to the other provisions of this Lease imposing obligations therefor upon the Tenant, the Landlord will, consistent with prudent business practice, or when required by governmental authority, repair, replace and maintain the external and structural parts of the Building and grounds which do not comprise a part of the Leased Premises and will perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner but the Landlord will not be liable for any damages, direct or indirect or consequential, or for damages for personal discomfort, illness or inconvenience of the Tenant, or for the Tenant’s servants, clerks, employees, invitees or other persons.

31.	FIXTURES

Any or all installations, alterations, additions, partitions and fixtures other than Tenant’s trade fixtures in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, will, immediately upon such placement, become the property of the Landlord without compensation therefor to the Tenant. Notwithstanding anything herein contained, the Landlord will be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant.

32.	LANDLORD’S INSURANCE

The Landlord covenants and agrees that throughout the Term it will insure the Building (excluding foundations and excavations) and the machinery, boilers and equipment contained therein owned by the Landlord (excluding any property with respect to which the Tenant is obliged to insure pursuant to the provisions of Section 15 hereof) against damage (including, without limitation, insurance for loss of Rent) by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. The Landlord will also throughout the Term, carry public liability and property damage insurance with respect to the operation of the Building in reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. The Landlord may, but will not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Landlord may reasonably determine advisable. Notwithstanding any contribution by the Tenant to the cost of insurance premiums, as provided herein, the Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk insured against.

33.	FIRES OR OTHER CASUALTY.

33.1 In the event of damage to the Leased Premises by fire, or other casualty, or damage resulting from structural defect, or damage by other casualty against which the Landlord is insured, Rent will abate in the proportion that the unusable portion of the Leased Premises, as determined by Landlord, is of the total Rentable Square Footage of the Leased Premises until the Leased Premises are rebuilt; and the Landlord agrees that it will with reasonable diligence repair such damage under the terms hereof, unless this Lease is terminated as hereinafter provided in Section 33.2 and 33.3.

33.2 If the Leased Premises are damaged or destroyed by any cause whatsoever, and if, an architect selected by Landlord certifies in writing to Landlord and Tenant that the Leased Premises cannot be rebuilt or made fit for the purpose of the Tenant within one hundred eighty (180) days of the damage or destruction, then at the option of Landlord or Tenant exercised in writing to the other, within thirty (30) days after such determination, this Lease shall terminate as of the date of such damage. Upon any such termination, Rent and any other payments for which the Tenant is liable under this Lease will be apportioned and paid to the date of such damage or destruction and the Tenant will immediately deliver up possession of the Leased Premises to the Landlord. Provided, however, that those provisions of this Lease which are designated to cover matters of termination and thereafter will survive the termination hereof.

33.3 Irrespective of whether the Leased Premises are damaged or destroyed, in the event that twenty percent (20%) or more of the total Rentable Square Footage in the Building is damaged or destroyed or made unusable by any cause whatsoever, and if, in the reasonable opinion of the Landlord such total Rentable Square Footage cannot be rebuilt or made fit for the purpose of the tenants of such space within one hundred eight (180) days after the damage or destruction, the Landlord may at its option terminate this Lease by giving to the Tenant, within thirty (30) days after such damage or destruction notice of termination requiring it to vacate the Leased Premises sixty (60) days after delivery of the notice of termination and thereupon Rent and any other payments for which the Tenant is liable under this Lease will be apportioned and paid to the date on which possession is relinquished and the Tenant will deliver up possession of the Leased Premises to the Landlord in accordance with such notice of termination.

34.	CONDEMNATION

If more than twenty percent (20%) of the Leased Premises or the Building will be taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with the Tenant’s use of the Leased Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from the taking or conveyance, will forthwith cease and terminate entirely. In the event of such termination of this Lease, then Rent will be due and payable to the actual date of such termination. If less than twenty percent (20%) of the Leased Premises will be taken, or if more than twenty percent (20%) of the Leased Premises is taken and neither party terminates this Lease, this Lease will cease and terminate as to that portion of the Leased Premises so taken as of the date of taking, and the Rent thereafter payable under this Lease will be abated pro rata from the date of such taking in an amount by which that portion of the Leased Premises so taken will bear to the Leased Premises prior to such taking. If any part of the Building or Real Property will be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with the Landlord’s ownership or use of the Building, the Landlord at its option may, upon sixty (60) days notice to the Tenant, terminate this Lease as of the date of such taking. In any event, the Landlord will receive the entire award for the land and improvements taken by condemnation and the Tenant will not be entitled to any portion thereof.

35.	LOSS AND DAMAGE

The Landlord will not be liable or responsible in any way for and Tenant will insure against:

(a) any death or injury arising from or out of any occurrence in, upon or at the Leased Premises or for damage to property of the Tenant or others located on the Leased Premises, nor will it be responsible in the event of damage to any property of the Tenant or others from any cause whatsoever, whether or not such damage, loss, injury or death results from the negligence of the Landlord, its agents, servants or employees or others for whom it may be responsible. Without limiting the generality of the foregoing, the Landlord will not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, or plumbing works, roof, street, or subsurface of any floor or ceiling conditions from any other cause of whatsoever kind. The Landlord will not be liable for any damage whatsoever caused by any other tenant or persons in the Building, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises will be kept or stored at the risk of the Tenant only and the Tenant will indemnify the Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by the Tenant’s insurers;

(b) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitor services or security services, or repairs or maintenance services, in or about the Leased Premises of the Building; or

(c) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant.

36.	DELAYS

Whenever and to the extent that the Landlord will be unable to fulfill, or will be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord will be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant will not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

37.	DEFAULT

37.1 Upon the happening of any one or more of the following events, Landlord may give notice to Tenant stating that the Term of this Lease is terminated on a date and if such notice will be given, the Term of this Lease will terminate on the date so stated.

(a) The second failure within any twelve (12) month period of the Tenant to timely and fully pay within fifteen (15) days of its due date any installment of Base Rent, Additional Rent or other charge or money obligation herein required to be paid by the Tenant.

(b) The failure of Tenant to perform or to commence performance of (and diligently pursue performance thereafter) any one or more of its other covenants under this Lease within thirty (30) days after written notice to Tenant specifying the covenant or covenants Tenant has not performed.

(c) The making by Tenant of an assignment for the benefit of its creditors.

(d) The levying of a writ of execution or attachment on or against the property of Tenant if the same is not released or discharged within thirty (30) days thereafter.

(e) The instituting of proceedings in a court of competent jurisdiction for the involuntary bankruptcy, arrangement, reorganization, liquidation or dissolution of Tenant under the Federal Bankruptcy Code (as now or hereafter in effect) or any state bankruptcy or insolvency act, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and said proceedings are not dismissed, or any receiver, trustee, or liquidator appointed therein is not discharged within thirty (30) days after the institution of said proceedings.

(f) The instituting of proceedings for the voluntary bankruptcy arrangement, reorganization, liquidation or dissolution of Tenant under the Federal Bankruptcy Code (as now or hereafter in effect) or any state bankruptcy or insolvency act or if Tenant otherwise takes advantage of any state or federal bankruptcy or insolvency act as a bankrupt or insolvent.

(g) The doing, or permitting to be done, by Tenant of any act which creates a mechanic’s lien or claim therefor against the land or Building of which the Leased Premises are a part if the same is not released or otherwise provided for by indemnification satisfactory to Landlord within twenty (20) days thereafter.

(h) The abandonment or vacation of the Leased Premises by Tenant.

Notwithstanding any such termination, Tenant will remain liable to Landlord as hereinafter provided in Section 38 of this Lease.

37.2 No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenants, provisions or conditions herein contained will operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect such continuing or subsequent default or breach, and no waiver will be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained will be cumulative and not alternative.

38.	REMEDIES OF LANDLORD

38.1 If an event of default set forth in Section 37.1 occurs, the Landlord will have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by the Landlord will preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity.

(a) Landlord will have the right to terminate this Lease by giving the Tenant notice in writing, and upon the giving of such notice, this Lease and the term hereof as well as all the right, title, and interest of the Tenant under this Lease will wholly cease and expire in the same manner and with the same force and effect on the date specified in such notice as if such date were the expiration date of the term of this Lease, without the necessity of re-entry or any other act on the Landlord’s part. Upon termination the Tenant will quit and surrender to Landlord the Leased Premises as set forth in Section 11.3. If this Lease is so terminated by the Landlord, the Landlord will be entitled to recover from the Tenant as damages the worth at the time of such termination of the excess, if any, of the amount of Rent (including Additional Rent which would be due as if Tenant continued to occupy the Leased Premises) reserved in this Lease for the balance of the term of this Lease (which will be calculated on the then current Rent under this Lease) in excess of the then reasonable rental value of the Premises for the same period plus all costs and expenses of Landlord caused by the Tenant’s default.

(b) Landlord may, without demand or notice, re-enter and take possession of the Leased Premises or any part thereof, repossess the same and expel the Tenant and those claiming through or under the Tenant, and remove the effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants. Should the Landlord elect to re-enter as provided in this Section 38.1, or should the Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, the Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such other conditions as the Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises, and to remove all property from the Leased Premises, such property may be removed and stored in a warehouse or elsewhere at the cost of and for the account of Tenant. No such re-entry or repossession of the Leased Premises by the Landlord will be construed as an election on the Landlord’s part to terminate this Lease unless a written notice of termination is given to the Tenant by the Landlord. No such re-entry or repossession of the Leased Premises will relieve the Tenant of its liability and obligation under this Lease, all of which will survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, the Landlord will be entitled to the monthly Rent, and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all the Landlord’s expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration costs, and expenses of preparation for such reletting. Tenant will pay such amounts to the Landlord on the same days on which the Rent or any other sums due hereunder would have been payable hereunder if possession had not been retaken.

38.2 As additional security for the Tenant’s performance of its obligations under this Lease, the Tenant hereby grants to the Landlord a security interest in and to all of the personal property of Tenant situated on the Leased Premises as security for the payment of all Rent and other sums due or to become due under this Lease. Tenant will execute such documents as the Landlord may reasonably require to evidence the Landlord’s security interest in such personal property. If the Tenant is in default under this Lease, such personal property will not be removed from the Leased Premises (except to the extent such property is replaced with an item of equal or greater value) without the prior written consent of the Landlord. It is intended by the parties hereto that this instrument will have the effect of a security agreement covering such personal property, and the Landlord, upon the occurrence of an event of default set forth in Section 37.1, may exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado including the right to take possession of such personal property and (after ten (10) days notice to those parties required by statute to be notified) to sell the same for the best price that can be obtained at public or private sale, and out of the money derived therefrom, pay the amount due the Landlord, and all costs arising out of the execution of the provisions of this Section, paying the surplus, if any, to the Tenant. If such personal property, or any portion thereof, will be offered at a public sale, the Landlord may become the purchaser thereof.

38.3 If the Tenant defaults in making any payment required to be made by the Tenant (other than payments of Rent) or will default in performing any other obligations of the Tenant under this Lease, the Landlord may, but will not be obligated to, make such payment or, on behalf of the Tenant, expend such sum as may be necessary to perform such obligations. All such sums so expended by the Landlord, with interest thereon at the rate of five percent (5%) per year above the Prime Rate will be repaid by the Tenant to the Landlord on demand. No such payment or expenditure by the Landlord will be deemed a waiver of the Tenant’s default nor will it affect any other remedy of the Landlord by reason of such default.

38.4 Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant will not be received by Landlord or Landlord’s designee within ten (10) days after such amount will be due, Tenant will pay to the Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord will in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

39.	HOLDING OVER

If the Tenant continues to occupy and continues to pay Rent for the Leased Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant will be a tenant from month to month at a monthly Base Rent equal to one hundred fifty percent (50%) of the last full monthly Base Rent payment due hereunder, and subject to all of the Additional Rentals, terms and conditions herein set out except as to expiration of the Lease Term.

40.	DIRECTORY BOARD

The Tenant will be entitled to have its name shown upon the Directory Board of the Building in a manner and to the extent as determined by Landlord in its sole and absolute discretion, provided that any such display of Tenant’s name shall be consistent with the treatment afforded other tenants of the Building. The Landlord will design the style of such Directory Board, which will be located in an area designated by the Landlord in the main lobby.

41.	TRANSFER BY LANDLORD

In the event of a sale, lease or other transfer by the Landlord of the Building or a portion thereof containing the Leased Premises, the Landlord will, without further written agreement, be freed, released and relieved of all liability or obligations under this Lease, subject to the provisions of Section 48 hereof. The rights of Landlord under this Lease will not be affected by any such sale, lease or other transfer and Tenant agrees to attorn to the Purchaser, Lessee, Transferee or Assignee provided all Landlord’s obligations hereunder subsequent to the date of sale, lease or other transfer are assumed by said Purchaser, Lessee, Transferee or Assignee.

42.	LIABILITY OF LANDLORD

Tenant agrees to look solely to Landlord’s interest in the Building and not to Landlord or any other property of Landlord for any liability that Landlord may have to Tenant arising out of this Lease or the ownership of the building and Tenant waives any right that Tenant may have to proceed against the Landlord or any other property of the Landlord with respect thereto.

43.	NOTICE

43.1 Any notice, request, statement or other writing pursuant to this Lease will be deemed to have been given if sent by registered or certified mail, postage prepaid, return receipt requested, or by telefax with electronic confirmation of receipt to the party at the address stated on the Facing Page of this Lease.

43.2 Notice will also be sufficiently given if and when the same will be delivered, in the case of notice to Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant to an executive officer of the Tenant. Such notice, if delivered, will be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice will also be sufficiently given if and when the same will be delivered personally to any one of such persons.

43.3 Any party may, by notice to the other, from time to time, designate another address in the United States or Canada to which notice mailed more than ten (10) days thereafter will be addressed.

44.	GOVERNING LAW

This Lease will be deemed to have been made in and will be construed in accordance with the laws of the State of Colorado.

45.	PAYMENT IN UNITED STATES CURRENCY

The Rent and all other amounts required to be paid or payable under the provisions of this Lease will be paid in lawful money of the United States.

46.	LEASE ENTIRE AGREEMENT

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save expressly set out in this Lease, the Facing Page, Exhibits, Riders and Schedules attached hereto and the Rules and Regulations promulgated by Landlord in accordance with Section 13 hereof constitute the entire agreement between the Landlord and the Tenant and may not be amended or modified except as explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the party to be charged therewith.

47.	BINDING EFFECT

Except as expressly provided herein, this indenture will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and all covenants and agreements herein contained to be observed and performed by the Tenant will be joint and several.

48.	SECURITY DEPOSIT

The Tenant will keep on deposit with the Landlord at all times during the term of this Lease, the Lease Deposit specified on the Facing Page hereof as security for the payment by the Tenant of the Rent and any other sums due under this Lease and for the faithful performance of all the terms, conditions and covenants of this Lease. If at any time during the term of this Lease the Tenant will be in default in the performance of any provision of this Lease, the Landlord may (but will not be required to) use any such deposit, or so much thereof as necessary, in payment of any Rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by the Landlord and in payment of the damages incurred by the Landlord by reason of the Tenant’s default. In such event, the Tenant will, on written demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore such deposit to its original amount. If such deposit has not been utilized as aforesaid, such deposit, or as much thereof as has not been utilized for such purposes, will be refunded to the Tenant, without interest, within sixty (60) days after the expiration or earlier termination of the Term, or upon full performance of this Lease by the Tenant, whichever is later. Landlord will have the right to commingle such deposit with other funds of the Landlord. Landlord will deliver the funds deposited herein by the Tenant to any purchaser of the Landlord’s interest in the Leased Premises in the event such interest be sold, and thereupon, the Landlord will be discharged from further liability with respect to such deposit. Notwithstanding the above provisions of this Section, if claims of the Landlord exceed the deposit provided for therein, the Tenant will remain liable for the balance of such claims.

49.	INTERPRETATION

Unless the context otherwise requires, the word “Landlord” wherever it is used herein will be construed to include and will mean the Landlord, its successors and/or assigns, and the word “tenant” will be construed to include and will mean the Tenant, and the executors, administrators, successors and/or assigns of the Tenant and when there are two or more tenants, or two or more persons bound by the Tenant’s covenants herein contained, their obligations hereunder will be joint and several; the word “Tenant” and the personal pronouns “his” or “it” relating thereto and used therewith will be read and construed as tenants, and “his”, “her”, “its” or “their”, respectively, as the number and gender of the party or parties referred to each require and the tense of the verb agreeing therewith, will be construed and agree with the said word or pronoun so substituted. Time will be of the essence in all respects hereunder.

50.	SEVERABILITY

Should any provision or provisions of this Lease be illegal or not enforceable it or they will be considered separate and severable from this Lease and its remaining provisions will remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

51.	CAPTIONS

The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

52.	RECORDING - SHORT FORM MEMO

This Lease will not be recorded in its entirety. If this Lease or any notice or memorandum thereof is recorded by Tenant without Landlord’s prior written consent being appended to the recorded document, at Landlord’s option, this Lease will terminate as of the date of recording and Landlord will have all rights and remedies provided in the case of default by Tenant hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed these Lease provisions as of the Lease Date on the Office Lease Facing Page attached hereto.

LANDLORD:

SIGNATURE CENTRE AT DENVER WEST LLC

By:
Printed Name:
Title:

TENANT:

SUN FUELS INC.

By:
Printed Name:
Title:

EXHIBIT A

To the Office Lease between Signature Centre at Denver West LLC and Sun Fuels Inc.

Additional Provisions

Terms defined in the Lease will have the same meanings in this Exhibit A. The capitalized terms in this Exhibit, which are not defined in the Lease, have the meaning indicated. If there is any inconsistency between the provisions of the Lease and those in this Exhibit A, the terms in this Exhibit A will control.

1.	OPTION TO RENEW

Provided that the Tenant is not in material default under the terms of the Lease as of the Option Notice Delivery Date (as defined below) and commencement of the Renewal Term, the Tenant will have the option to renew the Lease specified above on the terms and conditions of the Lease (the “Option”) as set forth below:

a)	The Tenant will have one (1) Option to extend the Lease for a term of five (5) years, provided that if the Tenant elects to exercise said Option, it will be for a full five (5) year term. Said Option granted hereby may be exercised by the Tenant by written notice to the Landlord, given in accordance with the Lease notice provision, not more than twelve (12) months nor less than nine (9) months prior to the expiration of the preceding Lease Term.

b)	The Base Rent during any Renewal Term will be the prevailing market base rent, taking into consideration leases within the Building and properties similar to the Building with respect to age, quality of tenants, visibility, general traffic counts, quality of construction and other appropriate characteristics, as determined by agreement between the Landlord and the Tenant within sixty (60) days after submission of the Tenant’s notice to exercise the Option to the Landlord (“Option Notice Delivery Date”).

c)	Concurrently with the submission of the Tenant’s notice to exercise the Option, the Tenant will submit the Tenant’s current audited financial statements. The exercise of said Option will be subject to the Landlord’s satisfactory review of the Tenant’s current financial statements, which consent shall not be unreasonably withheld.

2.	TENANT IMPROVEMENTS

See Exhibit B, Tenant Work Letter & Design Guidelines.

3.	PARKING

Surface/Covered Parking

Based on 7,602 rentable square feet in the Leased Premises, the Tenant will occupy approximately 4.1 % of the 185,920 square feet of the Building. The Tenant shall have the right to 29 total parking spaces. The covered portion of the parking equates to approximately 34% of the total and is located below the footprint of the Building. The Tenant is therefore provided 10 non-reserved covered parking spaces and agrees to pay $45.00 per parking stall per month for the Term of the Lease; provided, however, all covered parking fees will be waived by the Landlord for the first six (6) months of the Lease Term. Surface parking spaces are located around the perimeter of the Building and are at no additional cost to the Tenant. If Tenant desires less than ten (10) covered stalls, the balance of covered stalls may be rented to other tenants in the building. Upon their future availability, these covered stalls shall be offered back to the tenant as they are given back by other building occupants thus providing the tenant a continuous First Right of Refusal on their future availability. Tenant shall always maintain their full 100% ratio or twenty-nine (29) parking spaces with no more than 34% or ten (10) of those spaces being covered. Landlord will control access to the covered parking area so that such number of spaces remain available to Tenant.

Visitor Parking

Approximately 25 visitor parking spaces with a one (1) hour time limit are located adjacent to the south side of the Building, at the Building’s main entrance. These are at no additional cost to the Tenant.

Utilization of any of the parking spaces is subject to the following rules:

(a) drivers shall use due care not to injure pedestrians, other vehicles, or the fixtures and improvements within the parking areas;

(b) vehicles shall be parked only in marked parking spaces and not in ramps, corridors, fire lanes, entrances, exits or other areas posted for no parking and shall observe the signs posted for handicap accessible, short term parking, etc.;

(c) all drivers shall park at their own risk;

(d) from time to time the Landlord may promulgate such other reasonable and nondiscriminatory rules and regulations as the Landlord deems necessary or useful by giving written notice to the Tenant, and the Tenant and its permitted users shall be bound thereby.

4.	SIGNAGE

The Tenant will be provided with one new Building standard suite sign at no cost to The Tenant. The Tenant’s business name may be listed on the Building directory located in the lobby of the Building. At the time a new exterior monument sign at the entrance to the property is constructed, the Tenant shall have an opportunity to place the Tenant’s name on the sign. All costs of the sign panel, lettering and installation may be paid for via the Tenant’s Tenant Improvement Allowance. All signage will be to a Building standard as determined by Landlord, the county, and the local (Denver West) community, codes and covenants. The Tenant shall have six (6) months from the completion of the signage monument to implement said signage; thereafter, said monument signage rights shall be void.

5.	OVERTIME HVAC

Upon the Tenant’s prior request, heating, ventilation and air conditioning shall be available to the Leased Premises outside the Normal Business hours. The charge for such service shall be calculated upon the completion and final testing of the finished system, with those additional costs being borne by the Tenant. Any charges to Tenant for overtime HVAC will be applied uniformly with charges to other tenants; however, Landlord may make adjustments based upon the square footage served thereby.

6.	ACCESS

The Tenant shall have access to the Leased Premises and the Building elevator and the Building dock 24 hours per day, 7 days per week, 52 weeks of the year. Such access shall not require advance notice to the Landlord or its agent.

EXHIBIT B

To the Office Lease between Signature Centre at Denver West LLC and Gambro Inc.

TENANT WORK LETTER & DESIGN GUIDELINES

Attached separately.

Environmental Policies for the

Signature Center

At

Denver West

February 16, 2007

These policies are attached to the Office Lease between Signature Centre at Denver West LLC (Landlord) and Sun Fuels Inc. (Tenant) and constitute further agreement between the parties. Signature Centre at Denver West is a LEED-Core & Shell registered project with the United States Green Building Council.

LEED-CS Credits Featured in the Project

Sustainable Sites

Site Selection

Alternative Transportation

Open Space

Stormwater Design

Heat Island Effect

Water Efficiency

Water Efficient Landscaping

Water Use Reduction

Energy & Atmosphere

Optimize Energy Performance

Enhanced Commissioning

Enhanced Refrigerant Management

Measurement & Verification

Green Power

Materials & Resources

Storage & Collection of Recyclables

Construction Waste Management

Recycled Content

Regional Materials

Certified Wood

Indoor Environmental Quality

Environmental Tobacco Smoke Control

Outdoor Air Delivery Monitoring

Increased Ventilation

Construction IAQ Plan

Low Emitting Materials

Indoor Pollutant & Chemical Source Control

Controllability of Systems

Thermal Comfort

Daylight & Views

Innovation in Design

Worker Productivity Case Study

It is understood by the tenant that tenant participation is required to achieve and maximize the benefit of the aforementioned sustainable design features. Not all the featured LEED-CS credits require participation from the Tenant. The following features either require tenant participation or have been provided to the tenant for direct use.

SUSTAINABLE SITES

Alternative Fuel Vehicle Program

Objective:

Reduce pollution and land development impacts from automobile use.

Overview:

Signature Centre at Denver West (SCDW) will be an automobile destination for a high-percentage of the building users; to offset the impact of that automobile usage, Property Management will encourage the use of less petroleum dependant vehicles by providing preferred parking for those vehicles.

Implementation:

As tenant demand dictates, no less than 5% of the tenants allotted parking spaces will be reserved for hybrid or alternative fuel vehicles. These spaces will be in preferred locations throughout the lots and garages and will be determined by Property Management with approval of the tenant.

Reporting:

1.	Tenants will survey employees for the types of vehicles they commute to the building in.

2.	Tenant management will allocate the number of spaces required for alternative fuel vehicles.

This documentation will be kept in the building log.

WATER EFFICIENCY

Water Use Reduction

Objective:

Maximize water efficiency within buildings to reduce the burden on municipal water supply and wastewater systems.

Overview:

SCDW will employ strategies that in aggregate use 40% less water than the water use baseline calculated for the building (not including irrigation) after meeting the Energy Policy Act of 1992 fixture performance requirements. Baseline water usage calculations shall be provided by Property Management and shall include only the following fixtures (as applicable to the building): water closets, urinals, lavatory faucets, showers and kitchen sinks.

Implementation:

Tenants will be required to use high-efficiency fixtures, faucets equipped with .5 gpm aerators, waterless urinals and occupant sensors to reduce potable water demand.

Reporting:

Tenant plumbing plans and fixture schedules should be submitted to Property Management for approval.

This documentation will be kept in the building log.

ENERGY & ATMOSPHERE

Fundamental Commissioning

Objective:

Verify that the tenant’s energy related systems are installed, calibrated and perform according to the owner’s project requirements, basis of design and the tenant construction documents.

Overview:

Benefits of commissioning include reduced energy use, lower operating costs, reduced contractor callbacks, better building documentation, improved occupant productivity and verification that the systems perform in accordance with the design intent of their systems and the project requirements.

Implementation:

Tenants must designate a Commissioning Agent (CxA) to lead, review and oversee the completion of the commissioning process activities. The CxA shall have documented commissioning authority experience in at least two comparable building projects. The CxA shall be independent of the project’s design and construction management.

Develop and incorporate commissioning requirements into the construction documents.

Develop and implement a commissioning plan.

Verify the installation and performance of the systems to be commissioned.

Reporting:

The Landlord shall provide to the Tenant and the Tenant’s CxA the Owner’s Project Requirements.

The Tenant shall provide the Basis of Design to the CxA and the Landlord.

The CxA shall report results , findings and recommendations to the Tenant and to the Landlord.

A complete summary of the commissioning report shall be documented.

This documentation will be kept in the building log.

Optimize Energy Performance

Objective:

Achieve increasing levels of energy performance to reduce environmental and economic impacts associated with excessive energy use.

Overview:

SCDW will require tenants to employ energy use strategies that reduce energy consumption. Tenant lighting plans should meet the Landlord’s lighting design policies which are designed to create the most effectively controlled, efficiently designed and aesthetically uniform lighting for their general space.

Implementation:

Tenants will be required to use a “slotted” semi-indirect luminaire with the following features:

Size: approximately 6-1/2” wide x 2-1/4” high x 12’ 0” long (maximum)

Ballast: Electronic programmed start, less than 10% THD

Lamp: A single (in cross section) “Federal” TCLP compliant T5, 3000K, 82 CRI minimum.

Material: 6063 T5/T6 extruded aluminum

Mounting: Cable to tee-bar at 8’-6” AFF to top of luminaire (for 9’-6” AFF ceilings)

Style: Ledalite “Flexxa LP” series or equal

Finish: matte white

Utilizing the above type luminaire for all open office space, the general ambient lighting design shall be based on the following:

The average maintained footcandle level shall be thirty (30) with a minimum of thirty-/Five (35) at 2.5 feet above finished floor (AFF) utilizing the following values:

Reflectance:

Ceiling @ 90%

Glass walls @20%

Finished walls @55%

Floor @ 45%

Lamp lumens for “T5” @ 2600

Light loss factor (LLF) @ 0.90

Ceiling luminance; for a statistical “core” area of no less than fifty (50) per cent of the total open space with its boundary starting at 15”-0” from the exterior wall, shall be as follows:

Maximum maintained footcandle level to be approximately eighty (80)

Maximum to minimum ratio approximately 4:1

Average to minimum ratio approximately

Orientation of luminaires shall be perpendicular to the north and south exterior walls

Control of Lighting:

Day light harvesting shall be provided via photo-electric light sensors (photocell) connected to the lighting control system as follows:

For north and east window walls shall have two (2), the first at 10’-0” and the second at 18’-0” from the window towards the building core located so as the best monitor day lighting without direct artificial lighting.

For south and west window wall shall have three (3) at 10’-0” and 18’-0” and 26’-0” from the window towards the building core located so as to best monitor day lighting without direct artificial lighting.

An associated lighting zone shall be switched off when the lighting contributions from natural and artificial sources exceed thirty (30) footcandles.

The BAS (Building Automation System), in conjunction with the lighting control system will have the capability to control tenant lighting as follows:

Tenant 277 volt lighting circuits must be run via “house” lighting control panel (LCP).

Tenant will provide number of relays required to existing “LCP” with an allocation of one (1) single pole space per 2000 square feet of leased area. This allocation applies for lighting zones note in I.A.3 above.

Other Lighting Considerations as Follows:

Task lighting for open office area at tenants’ discretion.

Special occupancy room lighting at tenants’ discretion.

Enclosed individual office space will utilize the same luminaire outlined above; but, may use one (1) “T5HO” in cross section.

Open office space with ceilings higher than 10’-0” AFF will utilize the same luminaire outlined above; but, may use one (1) “T5HO” in cross section. The same design criteria outlined above shall apply.

Reporting:

All Tenant lighting design is subject to approval and plans shall include the following:

Lighting Plans

Luminaire schedules

Luminaire cut sheets with test lab photometric data

Point by point photometry plans, with data points a minimum of 10’-0” o.c., for both task height and ceiling luminance.

Control wiring diagram

This documentation will be kept in the building log.

Measurement & Verification

Objective:

To provide ongoing accountability of building energy consumption over time.

Overview:

Property Management has authored a Measurement & Verification Plan which is supplemental to these Environmental Policies. The Signature Centre at Denver West also provides a centrally monitored electronic metering network and the capability for all tenants to be sub-metered.

Implementation:

Refer to Measurement & Verification Plan.

Reporting:

Refer to Measurement & Verification Plan.

This documentation will be kept in the building log.

Green Power

Objective:

Encourage the development and use of grid-source, renewable energy technologies on a net zero pollution basis.

Overview:

The Signature Centre at Denver West core & shell power is provided by Xcel Energy’s Wind Power program for 100% of the core & shell’s square footage (as defined by BOMA standards). Tenants will be billed their pro-rata share for power usage.

This documentation will be kept in the building log.

MATERIALS AND RESOURCES

Waste Stream Reduction and Recycling Policy

INTRODUCTION

In accordance with the principles of the USGBC we are implementing a policy for recycling and materials reduction which reflects the overall goals of sustainability and eco-responsibility. Recycling has become an important eco-sensitive waste management activity, which conserves natural resources and landfill space and also reduces waste disposal costs. Signature Centre at Denver West recognizes that recycling is only one part of a complete waste reduction program and that in the long term, recycling efforts cannot be successful if there is not a strong demand for recycled products. Therefore, this program has been expanded into a Recycling and Materials Reduction Program to reflect a unified approach to building waste management.

GOALS

- To comply with Commercial/Business operation guidelines and applicable federal, state, and local laws and ordinances.

- To decrease, minimize, reduce dumping and the reliance on landfills as the primary disposal destination for work environment/business-generated solid waste.

- To develop and implement a policy that will promote recycling and material reduction with ease in the work environment.

- To develop a working model that will encourage fellow businesses to create their own recycling and materials reduction policy.

POLICY AND PROGRAM

I. Recycling

The Signature Centre at Denver West will implement building-wide recycling collections and also supports the development and implementation of recycling for all individual business units.

To implement this policy, Property Management will:

1. Ensure all units develop programs for recycling that will best suit their work environment. These programs should incorporate the provision of recycling bins and the appropriate space planning to incorporate bins at individual user spaces and community areas such as copying/printing centers. The programs will begin with recycling paper, glass, plastics, cardboard/OCC, metals, batteries, and florescent lamps and diversion from landfill disposal.

2. Educate all tenants and their employees about recycling through seminars or supplemental readings which will include the process and benefits of recycling. All tenants and employees are expected to participate and support all aspects of the Recycling and Material Reduction Program.

3. Review and collect individual operational data, because individual tenants may require various recycling strategies. This process should establish the most effective and appropriate recycling program for each unit. After individual recycling programs are in progress the programs will be periodically re-evaluated to determine their effectiveness in both removing materials from the waste stream and the satisfaction of tenants and employees.

4. Make the program cost effective through cost avoidance, with the ultimate goal of becoming as self-supporting as possible.

5. Provide an area in the facilities waste removal facility for recycled material.

To further maximize the efforts of the Waste Stream Reduction and Recycling Policy, SCDW also encourages, but does not require Tenants to implement the following procedures.

II. Waste Reduction

The first priority of waste management is to reduce volume at the source by minimizing the original consumption of materials. Using less material will reduce material expense and waste disposal costs and will minimize the overall solid waste problem.

To implement this policy, SCDW and the tenants need to follow these guidelines:

1. Follow the specific methods of reducing waste, which include placing all recyclable products in the blue bins provided.

2. Encouragement and follow through of two-sided copying and printing. All copying and printing requirements should be two-sided by default. Any single-sided copying or printing should be specifically requested and approved.

3. Printing needs should be limited to the actual requirements for distribution. Units should routinely review the distribution lists of reports and limit them to essential persons. Units mailing lists should be continually updated to eliminate any unnecessary mailings. Each Unit should have a designated space or system for announcements, bulletins, and brochures that can often be posted or circulated within the unit, rather than having distribution to individuals.

4. Encourage the sharing of magazines and catalogues so that unnecessary subscriptions can be cancelled.

5. Follow through of using reusable products/supplies if at all possible. Examples such as ceramic coffee mugs, glass drinking cups, metal silverware, and rechargeable batteries.

6. Purchase and use products that have a long life-cycle in comparison to competing products. Some items have greater reliability or are easier to repair than other similar items; example compact florescent lamps have a much longer life-cycle than incandescent lamps.

7. Whenever possible, control the packaging of purchased material. Example, units that can be purchased in bulk quantities often can reduce packaging waste. Encourage multiple units who need the same supplies to go into purchasing together.

III. Procurement and Application of Recycled Products

Tenants will be encouraged to purchase products made of recycled material whenever cost, specifications, standards, and availability are comparable to products without recycled content.

Examples of products and materials covered by this policy include, but are not limited to are: office supplies, paper products, building materials, lubricants of all types, reprocessed chemicals, cleaning products and systems, and re-manufactured parts and/or equipment. The use of recycled materials should also take place when orders are placed for brochures, catalogues, books, letterheads, business cards, etc. Overall, this policy is to ensure that a larger percentage of the waste stream can be recycled, and will strive to eliminate the purchase of non-recyclable materials and products when suitable substitutes exist and can be made.

To implement this policy, the SCDW and its Tenants will:

1. Identify and propose needs that exist in individual units for equipment, supplies, and services which recycled and/or recyclable products are available and can be used.

2. Review current requests and needs of equipment, supplies, and services to determine the present usage of recycled and/or recyclable products to date.

3. Compare evaluation in #2 with future needs to determine the extent to which they might involve requests for equipment, supplies, and services that might be met by the procurement of recycled and/or recyclable products.

4. Actively and diligently strive to identify and become familiar with vendors that can competitively supply to and support companies their recycled and/or recyclable products.

5. Review bid responses of vendors to determine the availability of commodities manufactured with recycled content.

6. Minimize embodied energy by utilizing commercial directories and federal, state, and local information to identify locally marketed products that reflect sustainable and eco-sensitive qualities.

7. Make an extra effort to communicate with all tenants and employees about the benefits of meeting the program requirements through the procurement and utilization of recycled and/or recyclable products, while recognizing the primary goal of purchasing such products is to reduce waste.

8. Supporting the SCDW Recycling and Materials Reduction Coordinator to publish a recycled products list and support an open place of resources of recycled/recyclable products.

9. Communicate with users by coordinating procurement of recycled products to ensure satisfactory performance and in result educating the users that if a recycled product does not perform satisfactory, then the product may then become waste.

Occupants of the building will be asked to collect the following materials for recycling:

•	hard and soft bound books

•	telephone books, magazines and catalogs

•	all types of office paper, computer paper

•	manila file folders

•	newspapers

•	junk mail

•	corrugated containers, manila envelopes, packing cartons,

•	used aluminum, plastic and glass beverage containers

•	unusable wood pallets

•	fluorescent tubes

•	old carpet

•	plastics

•	garbage

Property Management will furnish or contract for all necessary labor, equipment and supervision to provide trash or solid waste disposal and/or removal and recycling services as described herein. All solid waste shall be removed from the premises. Overflow of materials from containers and/or dumpsters shall be picked up from the floor of the area used to collect and consolidate the materials. All work shall be coordinated and scheduled.

All solid waste collected as a requirement of this contract shall be removed from the premises and transported to a processing facility for the purpose of re-manufacturing or recycling to the extent available. All solid waste not transported to a facility for re-manufacturing or recycling shall be disposed of only through a solid waste disposal facility that has been certified by the appropriate State Agency responsible for solid waste management, or by the Environmental Protection Agency (EPA).

RECYCLABLE MATERIALS: Property Management will contract for the collection, handling, transportation and ensurance the recycling of all materials intended to be recycled. Materials intended to be recycled shall be recycled in accordance with the prescribed recycling pick-ups in Denver, Colorado. Property Management will strive to exceed recycling at least 30% of the building’s waste stream. All recyclable materials generated in the building shall be collected and removed from the locations identified by Property Management to the central recycling repository. Recycling containers shall be free of residue and any plastic liners shall not be torn, worn or contain residue. Property Management will coordinate with the recycling contractor for providing containers for the central recycling repository.

Recyclable materials shall not be handled, stored or transported in any manner that promotes a safety or health hazard. On floor containers will be emptied and recyclable material will be moved to a central repository in the building loading area for removal to a recycling facility.

At the end of the day, we realize that recycling is only as good as those who occupy the building are at thinking about it. Given the EPA’s mission and SCDW’s support of the same, we know this building will set a new standard for recycling.

RECYCLED MATERIALS: Property Management will provide or contract for all the necessary commercial sanitary products and cleaning products. These products will meet the EPA’s recommended recovered fiber content levels from the Comprehensive Procurement Guidelines. Products include:

•	bathroom tissue

•	paper towels

•	paper napkins

•	facial tissues

Construction Waste Management Policy

Objective:

SCDW is committed to recycling or reusing construction, demolition, and land-clearing debris instead of disposal by landfill or incineration.

Implementation:

Any construction inside the building or on the site including retrofit, renovation, or modification, the construction plans and contract documents will include a requirement that all construction waste including demolition waste and land clearing waste (if applicable) be qualified by type of material and by weight. At least 75% (by weight) will be recycled and/or salvaged.

Materials to be considered for reuse or recycling include corrugated cardboard, metals, concrete brick, asphalt, land clearing debris, beverage containers, clean dimensional wood, plastic, glass, gypsum board, carpet, rigid insulation, engineered wood products, and other materials. Techniques should include salvage and reuse as well as source reduction and minimizing wastes by minimizing over-packaging, providing proper planning, storage, and handling, and limiting excess orders or order errors.

Property Management will work with the Tenant and contractors to identify areas for storage and recycling.

Documentation:

For any tenant project, initial build-out, renovation or modification, the end-of-project waste management rates, salvage rates and landfill rates will be documented and calculated demonstrating that at least 75% of the construction wastes were recycled, salvaged, or otherwise diverted from landfill and incineration using LEED methodology. This documentation will be provided to Property Management.

Sustainable Materials Purchasing Policy

Objective:

SCDW is committed to using office supplies, equipment, and building materials that promote sustainability.

Implementation:

If price, quality, and performance permit, salvaged, refurbished, or recycled materials will be utilized at the Signature Centre at Denver West. The goal is to have at least 10% of total purchases (on a dollar basis) meet the performance criteria of

•

Recycled materials – contains at least 10% post-consumer or 20% post-industrial material. Examples of common recycled materials include: paper, carpet, acoustical ceiling tile, cellulose insulation, and gypboard.

•

Rapidly renewable materials – at least 50%. Rapidly renewable materials are those materials that replenish themselves faster than traditional extraction demand. Examples of rapidly renewable materials include: Bamboo flooring, wheatgrass cabinetry, sunflower seed board, poplar OSB, wool carpet, linoleum flooring, and cotton batt insulation.

•	Salvaged materials – contains at least 70% salvaged materials from off site or outside the organization

•	Salvaged materials – contains at least 70% salvaged materials from an internal materials and equipment reuse program

•	Wood products – Forest Stewardship Council certified wood

•	Location – at least 50% of materials are harvested, processed or extracted and processed within 500 miles of Denver, CO

This shall apply to

1.	office paper

2.	office equipment

3.	furniture

4.	furnishings

5.	building materials

•	Refer to Lease attachment Exhibit B – Tenant Work Letter & Design Guidelines.

Reporting:

For all covered materials, the date of purchase, the type of material and description of how it meets the sustainability criteria, and the cost or value shall be documented. The date, type of material, and cost or value of covered material that does not meet the sustainability criteria shall also be documented. The calculation will be performed using LEED methodology. For building materials, construction specifications and receipts of purchase shall be documented and provided to Property Management.

Low VOC Materials Policy

Objective:

SCDW is committed to using materials that are air quality compliant.

Implementation:

The following air quality criteria shall apply for building material purchases:

•	Adhesives and sealants – VOC content less than the current VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168

•	Sealants used as fillers – Bay Area Air Quality Management District Regulation 8, Rule 51.

•	Paints and coatings with VOC emissions – do not exceed the VOC and chemical component limits of Green Seal’s Standard GS-11 requirements.

•	Carpeting – CRI Green Label Plus Carpet Testing Program

•	Carpet Cushion – CRI Green Label Testing Program

•	Composite panels and agrifiber products – may not contain urea-formaldehyde resins.

The goal is to have at least 65% of total purchases (on a dollar basis) meet the above sustainability criteria.

Reporting:

For all covered materials, the date of purchase, the type of material and description of how it meets the sustainability criteria, and the cost or value shall be documented. The date, type of material, and cost or value of covered material that does not meet the sustainability criteria shall also be documented. The calculation will be performed using LEED methodology. This documentation will be maintained by Property Management.

Sustainable Cleaning Products Policy

This Policy applies to building custodial services, should tenants require their own cleaning products they are encouraged to adhere to this policy.

Objective:

SCDW is committed to reducing the environmental impacts of cleaning products, disposable janitorial paper products and trash bags.

Implementation:

The following sustainability criteria shall apply for cleaning materials purchases:

•

Cleaning products that meet the Green Seal GS-37 standard, or if GS-37 is not applicable (e.g., for products such as carpet cleaners, floor finishes or stripers), use products that comply with the California Code of Regulations maximum allowable VOC (volatile organic compound) levels.

•	Disposable janitorial paper products and trash bags meet the minimum requirements of U.S. EPA’s Comprehensive Procurement Guidelines.

The goal is to have at least 70% of total purchases (on a dollar basis) meet the above sustainability criteria.

Reporting:

For all covered materials, the date of purchase, the type of material and description of how it meets the sustainability criteria, and the cost or value shall be documented. The date, type of material, and cost or value of covered material that does not meet the sustainability criteria shall also be documented. The calculation will be performed using LEED methodology. This documentation will be maintained by Property Management.

INDOOR ENVIRONMENTAL QUALITY

Environmental Tobacco Smoke Control

Objective:

SCDW is committed to reducing the environmental and heath impacts of tobacco smoke.

Implementation:

No smoking is permitted in the building or within 25’ of a building entry. Smoking is only permitted in the designated outdoor smoking areas.

Reporting:

Not Applicable.

Construction IAQ Management Policy

Objective:

SCDW is committed to preventing indoor air quality problems resulting from any construction or renovation project to help maintain the comfort and well-being of construction workers and building occupants.

Implementation:

For any tenant construction or renovation project this Construction IAQ Management Policy shall be included in the specifications of the project. Each project shall

•

During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.

•	Protect absorptive materials from moisture damage while being stored on-site and after installation.

•	Use a filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill of air handlers used during construction. MERV is determined by ASHRAE 52.2-1999.

•	Replace all filtration media immediately prior to occupancy.

•	Remove contaminants that may be remaining at the end of the construction period either by

¡

Conducting a minimum two-week building flush-out with new filtration media with 100% outside air after construction ends and prior to occupancy of the affected space. After the flush-out, replace the filtration media with new except for filters solely processing outside air.

OR

¡

Conducting a baseline indoor air quality testing procedure after construction ends for the affected space in the building that demonstrates that the concentration levels are below specified levels. The testing procedure and maximum concentration levels shall follow LEED-EB methodology. For each sampling point where the maximum concentration limits are exceeded, conduct a partial building flush-out for a minimum of two weeks, then retest the specific parameter(s) that were exceeded to indicate the requirements are achieved. This procedure shall be repeated until all requirements have been met.

Reporting:

Each construction project shall document how the policy was followed. This documentation shall be maintained by Property Management.

RESOURCES

Appendix A

Green Seal Certified Cleaning Products

Signature Centre at Denver West – Exhibit B – Tenant Work Letter & Design Guideleines

Signature Centre at Denver West – Basis of Design

Signature Centre at Denver West – Measurement & Verification Plan

LEED-CS Credit Rating System

EXHIBIT C

To the Office Lease between Signature Centre at Denver West LLC and Sun Fuels Inc.

RULES AND REGULATIONS

The rules and regulations set forth in this Exhibit C shall be and hereby are made a part of the Lease to which they are attached. Terms defined in the Lease will have the same meanings in this Exhibit C. If there is any inconsistency between the provisions of the Lease and those in this Exhibit C, the terms in this Exhibit C will control.

The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 43 of the Lease.

1.	OBSTRUCTION

The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other parts of the Building available for use by the Tenant in common with others shall be controlled by the Landlord and shall not be obstructed by the Tenant or used for any purpose other than ingress or egress to and from the Leased Premises.

2.	SECURITY

The Landlord may from time to time adopt systems and procedures for the security or safety of the Building, any person occupying, using or entering the same, or any equipment, furnishings or contents thereof, and the Tenant shall comply with the Landlord’s reasonable requirements relating thereto.

3.	NORMAL BUSINESS HOURS

The normal business hours of the Building shall be from 6:00 a.m. to 7:00 p.m. Monday through Friday of each week, and from 8:00 a.m. to 1:00 p.m. on Saturday, excluding in all cases holidays observed by the Building. The Landlord shall have the right, but not the obligation, to change the normal business hours of the Building from time to time after at least thirty (30) days prior written notice to the Tenant.

4.	DELIVERIES

The Tenant shall insure that all deliveries of supplies to the Leased Premises shall be made only upon the elevator designated by the Landlord for deliveries and only during the normal business hours of the Building. If any person delivering supplies to the Tenant damages the elevator or any other part of the Building, the Tenant shall pay to the Landlord upon demand the amount required to repair such damages.

5.	MOVING

Furniture, trade fixtures and equipment shall be moved in or out of the Building only through the Building access (and only upon the elevator, if any) designated by the Landlord for deliveries and then only during such hours and in such manner as may be prescribed by the Landlord.

6.	CARPET PADS

In those portions of the Leased Premises where carpet has been provided directly or indirectly by the Landlord, the Tenant shall, at its expense, install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

7.	FURNITURE AND EQUIPMENT

The Tenant shall insure that furniture and equipment being moved into or out of the Leased Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord, and by movers or a moving company approved by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building or Leased Premises, if any, caused thereby. The Landlord shall not be obligated to permit the Tenant to use the freight elevators at any time that the Tenant is in default in the payment of Base Rent or any Additional Rent.

8.	SIGNS

Signs, notices, advertisements and other inscriptions shall not be placed upon the transoms or upon any other part of the Building except next to the entrance doors to the Leased Premises, and then only by such sign writers and of such size, form and color as shall be first specified by the Landlord.

9.	HEAVY ARTICLES

The Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law or which may, in the reasonable opinion of the Landlord, constitute a hazard to or may damage the Building. Business machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment, shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by the Landlord.

10.	RESTRICTED ACCESS

The Landlord may restrict access to and from the Leased Premises and the Building outside of the normal business hours of the Building. The Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue building passes or access cards to tenants of the Building.

11.	PASS KEY

The cleaning and security personnel of the Building may at all times keep a pass key or access card to the Leased Premises, and they and other agents of the Landlord shall at all times be allowed admittance to the Leased Premises.

12.	LOCKS AND KEYS FOR PREMISES

No additional lock or locks shall be placed by the Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of keys or access cards to the Leased Premises and to the toilet rooms shall be furnished by the Landlord, and the Tenant shall not have any duplicate key or card made. At the termination of the Lease, the Tenant shall promptly return to the Landlord all keys and access cards to the Leased Premises and toilet room.

13.	USE OF WATER FIXTURES

Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to such fixtures from misuse on the part of the Tenant shall be paid for by the Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

14.	NO ANIMALS; EXCESSIVE NOISE

No animals (except service dogs accompanied by their owners) shall be allowed in the Leased Premises or in the halls, corridors, elevators and other parts of the Building. No person shall disturb the occupants of the Building or adjoining buildings or space by the use of any radio, loudspeaker or musical instrument or by the making of loud or improper noises.

15.	BICYCLES

Bicycles, shopping carts, or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those area designated by the Landlord for bicycle parking, if any.

16.	TRASH

The Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by the Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by the Tenant in the Leased Premises or in any receptacles provided by the Landlord for the Building.

17.	WINDOWS

No window shades, blinds, screens or draperies shall be attached or detached by the Tenant and no awnings shall be placed over the windows without the Landlord’s prior written consent. The Tenant agrees to abide by the Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways so that the Building will present a uniform exterior appearance.

18.	HAZARDOUS OPERATIONS AND ITEMS

The Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Leased Premises without the Landlord’s prior written consent, which consent may be withheld in the Landlord’s absolute discretion. The use of oil, gas or flammable liquids for heating, lighting or any other purpose, including operation of space heaters, is expressly prohibited without the consent of the Landlord. The Tenant shall not bring or permit to be brought or kept in or on the Leased Premises any flammable, combustible or explosive fluid, material, chemical or substance. Explosives or other articles deemed extra hazardous shall not be brought in the Building. This rule shall not prohibit the use by the Tenant of such items as Bunsen burners, spirit lamps, anesthesia apparatus, or similar items, provided that due care and precaution are taken in their handling and use.

19.	HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS

Any repairs, maintenance and alterations required or permitted to be done by the Tenant under the Lease shall be done only during such hours as the Landlord shall have first approved.

20.	NO DEFACING OF PREMISES

Except as permitted by the Landlord, the Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Leased Premises or of the Building, and any defacement, damage or injury caused by the Tenant shall be paid for by the Tenant.

21.	SOLICITATION

The Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. The Tenant shall not engage in or permit any canvassing, soliciting, peddling, parading, picketing or demonstrating or distributing of any circular, booklet, handbill, placard, leaflet or other material in any part of the Building, including, but not limited to, any corridors, halls, and lobbies, and any sidewalks outside of the Building.

22.	STORAGE

Except in the normal course of its day-to-day business, the Tenant shall not use any portion of the Leased Premises for the storage of files, supplies, equipment or any other material, without the prior written consent of the Landlord. If any portion of the Leased Premises is used for storage and such area is visible from outside of the Leased Premises, the Tenant shall screen such area from public view by use of appropriate window coverings satisfactory to the Landlord.

23.	LIFE SAFETY PARTICIPATION

The Tenant shall participate in all fire and other life-safety evacuation drills, training exercises and similar activities for the Building. The Tenant shall post in the Leased Premises all signs and notices, if any, furnished by the Landlord with respect to evacuation and similar procedures.

24.	TELEPHONE AND ELECTRICAL CONNECTIONS

If any tenant desires telegraphic, telephonic, computer or other electrical connections, the Landlord or its agents will direct electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires shall be permitted. No such installation and connection will be introduced nor will boring or cutting of present wires be allowed without the written consent of the Landlord, and then only under the Landlord’s direction.

25.	ANTENNAS AND AERIALS

No antenna or aerial shall be erected on the roof or exterior walls of the Building without the prior written consent of the Landlord. Notwithstanding that the Landlord consents, the Landlord reserves the right to assess a reasonable charge for such use, which charge shall be paid monthly as Additional Rent. Any antenna or aerial so installed without prior consent of the Landlord shall be subject to removal without notice at any time, and the Tenant shall bear all costs of removal and any repairs necessitated by virtue of its attachment to the Building.

26.	USE RESTRICTIONS

The Tenant shall not do or permit anything to be done in the Leased Premises, or bring or keep anything in the Leased Premises, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health or the City and County of Denver, Colorado. The Tenant shall not permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to other tenants in the Building by reason of noise, odors, or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. The Building shall be maintained as a non-smoking facility. Accordingly, the Tenant agrees not to permit any of its employees, agents, licensees, invitees or customers to smoke any tobacco or other product in the Building.

27.	FOOD AND BEVERAGE

Only persons approved from time to time by the Landlord may commercially, for profit, prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building or use the elevators, corridors or common areas for any such purpose. Except with the Landlord’s prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for sale, serving or distribution of food or beverages at the Leased Premises, except that a lunchroom within the Leased Premises which includes soft drinks, coffee, a refrigerator and microwave is permissible.

28.	LODGING

Tenant shall not allow the Leased Premises or any other part of the Building be used for lodging.

29.	NUISANCE

The Tenant shall not make or permit any noise, odor or act that is offensive to other tenants in the Building and shall not create or maintain a nuisance within the Leased Premises.

30.	DANGEROUS OR IMMORAL ACTIVITIES

The Tenant shall not make any use of the Leased Premises that involves any danger of injury to any person, nor shall the same be used for any immoral purpose.

31.	PROPER CONDUCT

The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality office building or which will impair the comfort and convenience of other tenants in the Building.

32.	EMPLOYEES, AGENTS AND INVITEES

In these Rules and Regulations, “Tenant” includes the employees, contractors, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

33.	DIRECTORY LISTINGS

The Landlord shall provide the Tenant, at the Landlord’s expense, with a single listing of the Tenant’s name on the directory in the lobby of the Building. At the Tenant’s request, the Landlord shall provide Tenant with additional listings on such directory at the Tenant’s expense; provided that unless there is a computerized directory, the Tenant shall be limited to the lesser of (i) its proportionate share of the total number of spaces for listings on such directory or (ii) the number of spaces then available on such directory.

34.	MISCELLANEOUS

The Landlord shall, from time to time upon ten (10) Business Days notice to the Tenant, have the right to amend, modify or waive any of the foregoing Rules and Regulations.

The failure of the Landlord to enforce any of the Rules and Regulations against any other tenant in the Building shall not be deemed a waiver of any of such Rules and Regulations. The Landlord shall not be liable to the Tenant for violation of any of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant in the Building.

No act or thing done or omitted to be done by the Landlord or the Landlord’s agent during the term of the Lease to enforce the Rules and Regulations shall constitute an eviction of the Tenant by the Landlord, nor shall it be deemed an acceptance or surrender of said Leased Premises; no agreement to accept such surrender shall be valid unless in writing signed by the Landlord.

EXHIBIT D

LEASE CONFIRMATION RIDER

This Lease Confirmation Rider is executed this      day of             , 2007, by and between Signature Centre At Denver West LLC (“Landlord”) and                                                                                   (“Tenant”).

RECITALS

A. On                     , 2007, Landlord and Tenant entered into an Office Building Lease (the “Lease”) relating to Suite Number          of the office building located at                                         , Denver, Colorado. All capitalized terms not otherwise defined herein will have the meanings ascribed in the Lease.

B. The parties wish to confirm the Commencement Date and the expiration date of the Lease Initial Term.

C. The parties wish to confirm the Rentable Square Footage of the Leased Premises and the Rentable Square Footage of the Building.

D. The parties wish to confirm the Base Rent payable during the Lease Term.

E. The parties wish to confirm the fraction of the real estate taxes and operating costs (expressed as a percentage) applicable to the Leased Premises.

Accordingly, Landlord and Tenant agree as follows.

(1) The Commencement Date under the Lease is                             .

(2) The initial Lease Term will expire                     .

(3) The Rentable Square Footage of the Leased Premises as built is                              square feet.

(4) The Rentable Square Footage of the Building as built is                              square feet.

(5) The initial Base Rent for the Lease Term is as follows:                     .

(6) The percentage of real estate taxes and operating costs attributable to the Leased Premises is                                         %.

(7) The execution of this Agreement will not constitute the exercise by Tenant of any option it may have to extend the term of the lease.

(8) The Lease is in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed on the date first written above.

[SIGNATURE PAGE TO FOLLOW]

Landlord:

SIGNATURE CENTRE AT DENVER WEST LLC

By:
Printed Name:
Title:

Tenant:

SUN FUELS INC.

By:
Printed Name:
Title:

EXHIBIT E

Space Plan

832 USF
959 RSF
957 USF
1,105 RSF
295 USF
340 RSF
340 USF
392 RSF
5,632 USF
6,497 RSF

8,056 USF
9,293 RSF

*50% of Deli is Office Usable Area

Kieding
OFFICE ARCHITECTS

SIGNATURE CENTRE
Office Level One / Garage Level Two
May 18, 2007

TRUE NORTH
PLAN NORTH

EXHIBIT F

Legal Description of Real Property

1. Lot 3, Denver West Properties Amendment No. 4, County of Jefferson, State of Colorado.